                                                                    EXHIBIT 99.1

[Exhibit 99.1. Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b)(2) promulgated thereunder.]

                SUBJECT TO COMPLETION, DATED [                ]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [                       ])

                      AAMES MORTGAGE TRUST 199[  ]-[    ]
                        $[                            ]
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 199[ ]-[ ]
                 $[            ] [   ]% CLASS A-1A CERTIFICATES
                 $[            ] [   ]% CLASS A-1B CERTIFICATES
                 $[            ] [   ]% CLASS A-1C CERTIFICATES
             $[            ] CLASS A-2 ADJUSTABLE RATE CERTIFICATES

                           AAMES CAPITAL CORPORATION
                              SPONSOR AND SERVICER
                            ------------------------

     The Mortgage Pass-Through Certificates, Series 199[ ]-[ ], will consist of the Class [ ] Certificates, the Class [ ] Certificates and the Class [ ] Certificates (collectively, the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates," together with the Class A-1 Certificates, the "Class A Certificates") and the Class R Certificate (the "Class R Certificate," together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby. The Certificates will represent undivided beneficial ownership interests in Aames
Mortgage Trust 199[ ]-[ ] (the "Trust") established by [               ] (the
"Sponsor").

     SEE "RISK FACTORS" STARTING ON PAGE S-26 HEREOF AND ON PAGE 19 OF THE PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES OFFERED HEREBY.
                            ------------------------

 THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS ONLY IN THE TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE SPONSOR,
THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
   NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE
      GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Class A Certificates will be offered by the Underwriters named below (the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor from the sale of the Class A Certificates are
anticipated to be approximately $[          ] plus, with respect to the Class
A-1 Certificates, accrued interest from [          ], before deducting expenses
payable by the Sponsor, estimated to be $[          ]. The Class A Certificates
are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company,
Cedel Bank, societe anonyme and the Euroclear System on or about [       ]. The
Class A Certificates will be offered in Europe and the United States of America.
                                 [UNDERWRITERS]

(continued from cover)

     The Certificates will represent undivided beneficial ownership interests in
Aames Mortgage Trust [     ] (the "Trust") established by Aames Capital
Corporation (the "Sponsor") pursuant to a Pooling and Servicing Agreement to be
dated as of [          ], 1998 (the "Pooling and Servicing Agreement") between
the Sponsor, in its capacities as Sponsor and Servicer, and the trustee specified herein (the "Trustee").

     Initially, the assets of the Trust will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first and junior liens on one- to four-family residential properties or condominiums and monies on deposit in the Prefunding Account and Capitalized Interest Account as described herein. The Mortgage Pool will be divided into two groups (each, a "Mortgage Loan Group"). Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group").

     [The Class [     ] Certificates will be unconditionally and irrevocably
guaranteed as to payment of interest due to Class A Certificateholders on each Distribution Date and as to ultimate collection of the Class A Certificate Principal Balances of the related Class A Certificates, in each case pursuant to the terms of the Certificate Insurance Policy (as defined herein) issued by name of Certificate Insurer. See "Description of the Certificates -- The Certificate Insurance Policy" herein].

     [As described herein, the yield on the Class [     ] Certificates will be
affected by the rate of prepayments of the Mortgage Loans in the related Mortgage Loan Group and the timing of receipt of such payments. Because a substantial portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens, the rate of prepayments experienced on the related Mortgage Loans may be higher than would be the case if such Mortgage Loan Group consisted only of first lien Mortgage Loans. The yield on the Class A Certificates will also be affected by Excess Cash (as defined herein) that is applied in reduction of the Class A Certificate Principal Balance on any Distribution Date, as described herein. See "Risk Factors" herein.]

     [As described herein, the yields to maturity of the Offered Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Mortgage Loan Group. The yield to maturity on each Class of Subordinate Certificates will be extremely sensitive to losses due to defaults on the Mortgage Loans in the Fixed Rate Group (and the timing thereof) to the extent that such losses are not covered by overcollateralization or cross-collateralization (in each case as described herein), or by the subordination thereto of any other Subordinate Certificates that have a lower payment priority. The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related mortgagor to a
prepayment charge. The yields to maturity of the Class [     ] Adjustable Rate
Certificates and the Adjustable Rate Group Certificates will be sensitive in varying degrees to, among other things, the level of [LIBOR] (in the case of the
Class [     ]Certificates) [and the Fed Funds Rate (in the case of the Class
[     ] Adjustable Rate Certificates),] which may vary significantly over time.
The yield to investors on the Offered Certificates (and in particular, the Subordinate Certificates) will be adversely affected by any shortfalls in interest collected on the related Mortgage Loans due to prepayments, liquidations or otherwise, to the extent not otherwise covered as described herein. See "Certain Yield and Prepayment Considerations" herein. Because a portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens, the rate of prepayments experienced on the related Mortgage Loans may be higher or lower than would be the case if such Mortgage Loan Group consisted only of first lien Mortgage Loans.

     The Class M Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M-2F Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M-1F Certificates to the extent described herein. The Class B-1F Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the

Subordinate Certificates will equal approximately 15.5% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates.]

     Except as described herein, the Subordinate Certificates may not be acquired by Plans (as defined herein). See "ERISA Considerations" herein and in the Prospectus.

     As described herein, an election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account) as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Class A Certificates will be "regular interests" in such REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market for the Class A Certificates, but have no obligation to do so. There can be no assurance that a secondary market for any of the Class A Certificates will develop or, if one does develop, that it will continue.

     The Trust is subject to optional termination under the limited circumstances described herein. Any such optional termination may result in an early retirement of the Class A Certificates offered hereby. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" in the Prospectus.

     THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SPONSOR PURSUANT TO ITS
PROSPECTUS DATED [          ], OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND
WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CLASS A CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CLASS A CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

     FOR UNITED KINGDOM PURCHASERS: THE [     ] CERTIFICATES MAY NOT BE OFFERED
OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SECURITIES, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1997.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual reports concerning the Class A Certificates and the Trust will be sent by the Trustee to all Certificateholders. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the Certificateholder of such Class A Certificates pursuant to the Pooling and Servicing Agreement described herein. DTC will supply such reports to all persons acquiring beneficial ownership interests in the Class A Certificates. See "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein.

                             AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Class A Certificates. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Trust are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. [Insert information here regarding incorporation by reference, if any, of financial information of Certificate Insurer.]

                               TABLE OF CONTENTS

REPORTS TO CERTIFICATEHOLDERS..........   S-3
AVAILABLE INFORMATION..................   S-4
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................   S-4
SUMMARY OF TERMS.......................   S-7
RISK FACTORS...........................  S-26
  Risk of Limitations on Adjustments of
     Pass-Through Rates................  S-26
  Limited Sources of Credit
     Enhancement.......................  S-26
  Subordination........................  S-27
  Risks Associated with Underwriting
     Standards.........................  S-27
  Risks Associated with Geographic
     Concentration of Mortgaged
     Properties........................  S-28
  Risks Associated with Damaged
     Mortgaged Properties..............  S-28
  Risks Associated with Junior Loans...  S-29
  Concentration of Balloon Loans.......  S-29
  Risks Associated with Prepayment of
     the Mortgage Loans................  S-30
  The Subsequent Mortgage Loans and the
     Prefunding Account................  S-31
  Yield Considerations Relating to
     Excess Cash.......................  S-31
  Prepayment of Fixed Rate Group May
     Affect Current Interest...........  S-32
  Environmental Statutes Affecting
     Security Interests................  S-32
  Risks Associated with Certain
     Origination Fees..................  S-32
  Limitations on Fixed Rate Group
     Certificateholders' Rights........  S-33
DESCRIPTION OF THE CERTIFICATES........  S-33
  General..............................  S-33
  Assignment of Mortgage Loans.........  S-37
  Payments on Mortgage Loans and
     Deposits to the Collection
     Account...........................  S-39
  Distributions on the Certificates....  S-40
  Interest.............................  S-43
  Principal............................  S-43
  Prefunding Account...................  S-48
  Capitalized Interest Account.........  S-49
  Overcollateralization Feature........  S-49
  The Certificate Insurance Policy.....  S-52
  The Certificate Insurer Premium......  S-52
  Subordination of Subordinate
     Certificates......................  S-53
  Application of Realized Losses.......  S-53
  Overcollateralization and Application
     of Monthly Excess Cashflow
     Amounts...........................  S-54
  Monthly Advances; Servicing Advances;
     Compensating Interest and Interest
     Shortfalls........................  S-57
  Reports to Certificateholders........  S-58
  Termination; Retirement of the
     Certificates......................  S-59
  The Trustee..........................  S-60
THE MORTGAGE LOANS.....................  S-61
  General..............................  S-61
  Fixed Rate Group.....................  S-62
  Adjustable Rate Group................  S-62
  Conveyance of Subsequent Mortgage
     Loans.............................  S-64
PREPAYMENT AND YIELD CONSIDERATIONS....  S-64
  Projected Prepayments and Yields for
     the Class A Certificates..........  S-66
  Initial Fixed Rate Group.............  S-67
  Subsequent Fixed Rate Group..........  S-67
  Initial Adjustable Rate Group........  S-68
  Subsequent Adjustable Rate Group.....  S-68
  Weighted Average Lives...............  S-69
ORIGINATION AND SERVICING OF THE
  MORTGAGE LOANS.......................  S-70
  The Originators......................  S-70
  Underwriting of Mortgage Loans.......  S-70
  Mortgage Loan Delinquency and
     Foreclosure Experience............  S-70
  Servicing of Mortgage Loans..........  S-72
  Sub-Servicing........................  S-73
  Realization upon Defaulted Mortgage
     Loans.............................  S-73
  Hazard Insurance.....................  S-74
  Servicing and Other Compensation;
     Payment of Expenses...............  S-75
  Certain Matters Regarding Servicer's
     Servicing Obligations.............  S-75
THE CERTIFICATE INSURANCE POLICY AND
  THE CERTIFICATE INSURER..............  S-76
  The Certificate Insurer..............  S-76
  The Certificate Insurance Policy.....  S-78
  Credit Enhancement Does Not Apply to
     Prepayment Risk...................  S-79
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-80
  Supplemental Interest Amounts........  S-80
ERISA CONSIDERATIONS...................  S-81
USE OF PROCEEDS........................  S-82
LEGAL INVESTMENT CONSIDERATIONS........  S-82

UNDERWRITING...........................  S-83
REPORT OF EXPERTS......................  S-84
LEGAL MATTERS..........................  S-84
RATING OF THE CLASS A CERTIFICATES.....  S-84
ANNEX A................................   A-1
DESCRIPTION OF THE MORTGAGE POOL.......   A-1
ANNEX B................................   B-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES.............   B-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Issuer.....................  Aames Mortgage Trust 199[ ]-[ ] (the "Trust").

The Sponsor................  [Name of Sponsor] (the "Sponsor"). The principal office of the Sponsor is located in [City, State]. See "The Sponsor" in the Prospectus.

The Servicer...............  Aames Capital Corporation will act as servicer of the Mortgage Loans (in such capacity, the "Servicer"). The Servicer intends to appoint one or more mortgage servicing institutions (each, a "Sub-Servicer"), which may be affiliates of the Sponsor, to service and administer certain Mortgage Loans on behalf of the Servicer. See "Origination and Servicing of the Mortgage
                             Loans -- Sub-Servicers" herein and "The Pooling and Servicing Agreement -- Sub-Servicers" in the Prospectus.

The Trustee................  [Name of Trustee] (the "Trustee").

Cut-Off Date...............  [             ].

Closing Date...............  On or about [             ].

Description of the
Certificates...............  The Mortgage Pass-Through Certificates, Series
                             199[ ]-[ ] (the "Certificates"), will consist of
                             [ ] Classes of Class A Certificates, the Class [ ] Certificates (consisting of [ ] subclasses, and the Class [ ] Certificates, and a Class of Certificates evidencing the residual interest in each REMIC (the "Class R Certificate"). The Certificates will represent undivided beneficial ownership interests in the Trust to be created pursuant to a Pooling and Servicing Agreement to be dated as of
                             [            ] (the "Pooling and Servicing
                             Agreement") between the Sponsor, in its capacity as Sponsor and Servicer, and the Trustee. Only the Class [ ] Certificates are being offered hereby.

                             Initially, the assets of the Trust will consist of
                             (i) a pool (the "Mortgage Pool") of two groups (each, a "Mortgage Loan Group") of home equity mortgage loans described herein (the "Initial Mortgage Loans") secured by first and junior lien mortgages or deeds of trust on one- to four-family residential properties or condominiums (the "Mortgaged Properties"); (ii) all payments received under the respective Mortgage Loans on and after the Cut-off Date; (iii) security interests in the Mortgaged Properties; (iv) amounts to be deposited in the Prefunding Account (as defined herein) that will be available for the purchase of Subsequent Mortgage Loans (as defined herein) during the Commitment Period; (v) amounts to be deposited in the Capitalized Interest Account (as defined herein); (vi) [the insurance policy (the "Certificate Insurance Policy") to be issued by name of Certificate Insurer (the "Certificate Insurer")]; and (vii) certain other property. Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group"). As of the Cut-off Date, the Initial Mortgage Loans in the

                             Fixed Rate Group had an Aggregate Principal Balance of $[ ] and the Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of $[ ] (in each case subject to reduction in the event mortgage loans are removed from the Mortgage Pool prior to the Closing Date). See "The Mortgage Loans -- General" herein.

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate
$[ ] Principal Balance.....  $[          ]. [The Pass-Through Rate with respect
                             to such Fixed Principal Balance Rate Group
                             Certificates on any Distribution Date will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the weighted average coupon rate of the Mortgage Loans in the Fixed Rate
                             Group as of the first day of the related Collection
                             Period less the Servicing Fee Rate for the Mortgage
                             Loans in the Fixed Rate Group as of the first day of the related Collection Period (the "Fixed Rate
                             Net WAC"). The Pass-Through Rates for each Class of
                             Adjustable Rate Group Certificates generally will be limited to the Adjustable Rate Group Available
                             Funds Cap. The "Adjustable Rate Group Available
                             Funds Cap" will be, with respect to any
                             Distribution Date, the per annum rate equal to the percentage obtained by (I) dividing (x) the amount of interest that accrued on the Mortgage Loans in the Adjustable Rate Group in respect of the related
                             Collection Period at the weighted average of the related Mortgage Interest Rates applicable to Monthly Payments due on such Mortgage Loans during such Collection Period, reduced by (i) the Servicing Fee for such Collection Period, (ii) the
                             Financial Guaranty Insurer Premium and (iii) commencing on the seventh Distribution Date, one-twelfth of 1.00% of the Adjustable Rate Group
                             Balance as of the first day of the related
                             Collection Period by (y) the product of (i) the Adjustable Rate Group Balance as of the first day of the related Collection Period, (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100.]

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum [The Pass-Through Rate for such Class for the initial Interest Period will be [ ]% and for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) the London interbank offered rate for one-month United States dollar deposits as of the second business day preceding the first day of such Interest Period (calculated as described under "Description of the Certificates -- Distributions on the Certificates") ("LIBOR") plus 0.155% and (y) the Fixed Rate Net WAC times a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.].

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum.

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum.

                             The "Formula Pass-Through Rate" with respect to the Class [ ], Class [ ] and Class [ ] Certificates, is the rate described using the margins above LIBOR and the Fed Funds Rate described in clause (x) of footnotes (1), (3) and (4), as the case may be.

                             With respect to either Class of Adjustable Rate Group Certificates on any Distribution Date, the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period at the related Formula Pass-Through Rate over the amount of interest that did accrue thereon at the Adjustable Rate Group Available Funds Cap (and in the case of any such excess remaining unpaid from a prior Distribution Date, interest thereon at the related Formula Pass-Through Rate to the extent lawful) is the related "Supplemental Interest Amount." The Class C Certificateholders have agreed to pay any related Supplemental Interest Amount on the Distribution Date on which it arises or on a subsequent Distribution Date (with interest thereon at the related Formula Pass-Through Rate) from and to the extent of amounts otherwise distributable to the Class C Certificateholders. However, Supplemental Interest Amounts will not be paid after the date, if any, on which the Servicer exercises its option to purchase the property of the Trust as described below under "Optional Termination."

Record Date................  Distributions will be made on each Distribution
                             Date to Class A Certificateholders of record on the last Business Day (as defined herein) of the immediately preceding calendar month (each, a "Record Date"), except that the final distribution in respect of the Class A Certificates will be made only upon presentation and surrender of such Certificates at the office or agency designated by the Trustee for that purpose. See "Description of the Certificates -- Distributions on the Certificates" herein.

Distributions on the Class
A Certificates.............

A. General.................  Distributions on the Class A Certificates will be made on the 15th [  ].

                             The Class M Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates, and the Class [ ] Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class [ ] Certificates to the extent described herein. The Class [ ] Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately [ ]% of the initial Aggregate Certificate Principal Balance of the Fixed Rate Group Certificates.]

1. Class A Interest
Distributions..............  On each Distribution Date, the Class A Certificates will be entitled to distributions in respect of Class A Monthly Interest.

                             As of any Distribution Date, "Class A Monthly Interest" for the Class [ ] Certificates will be an amount equal to (a) with respect to the [ ] Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class [ ] Pass-Through Rate on the

                             Original Class A-2 Certificate Principal Balance, and (b) with respect to each subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class [ ] Pass-Through Rate in effect for such Distribution Date on the Class [ ] Certificate Principal Balance (as defined herein) as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-2 Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls.

                             [If, with respect to either Class of Class A
                             Certificates and any Distribution Date, funds are not available from Available Funds for the related Mortgage Loan Group and any available Excess Cash (as defined herein) from the other Mortgage Loan Group to distribute the full amount of the Class A Monthly Interest to the related Class of Class A Certificates, the deficiency will be covered by payments made pursuant to the Certificate Insurance Policy in respect of such Class for such Distribution Date. See "Description of the Certificates -- The Certificate Insurance Policy" herein. The Class C Certificateholders have agreed to pay any Supplemental Interest Amount to the related Adjustable Rate Group Certificateholders on the Distribution Date on which it arises or on a subsequent Distribution Date (with interest thereon at the related Formula Pass-Through Rate) from and to the extent of amounts otherwise distributable to the Class C Certificateholders. However, such amounts will not be paid after the date, if any, on which the Servicer exercises its option to purchase the property of the Trust as described below under "Optional Termination."]

                             The "Interest Period" in respect of any
                             Distribution Date will be (i) for the Class [ ] Certificates, the calendar month preceding the month in which such Distribution Date occurs, and
                             (ii) for the Class [ ] Certificates, the period from and including the Closing Date, in the case of the first Distribution Date, or the immediately preceding Distribution Date, as applicable, to but excluding the related Distribution Date. All calculations of interest on the Class [ ] Certificates will be computed on the basis of a 360-day year of twelve 30-day months. All calculations of interest on the Class [ ] Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

2. Class A Principal
Distributions..............  On each Distribution Date, Monthly Principal will be distributed on the Class A-1 Certificates in reduction of the Class [ ] Certificate Principal Balance (as defined herein) and on the Class [ ] Certificates in reduction of the Class [ ] Certificate Principal Balance. "Monthly Principal" with respect to each Class of Class A Certificates and any Distribution Date will be equal to the aggregate of amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, subject to reduction for any Coverage Surplus (as defined herein) with respect to such Class and the related Distribution Date as described herein. Distributions in respect of Monthly Principal on the Class [ ] Certificates will be distributed first to Class [ ] Certificateholders, in reduction of the Class [ ] Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero, then to

                             Class [ ] Certificateholders, in reduction of the Class [ ] Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero and then to Class [ ] Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein. [The "Final Scheduled Distribution Dates" for the indicated Classes of Certificates are as follows, although it is anticipated that the actual final Distribution Date for each Class will occur earlier than the indicated related Final Scheduled Distribution Date and it is possible that Offered Certificates of any Class (other than the Class [ ] Certificates, the outstanding Certificate Principal Balance of which is guaranteed as to payment on the related Final Scheduled Distribution Date pursuant to the terms of the Financial Guaranty Insurance Policy) may receive payments of interest or principal later than such related Final Scheduled Distribution Date. See "Prepayment and Yield Considerations" herein.

                                                                      FINAL SCHEDULED
                                            CLASS                    DISTRIBUTION DATE
                                -----------------------------  -----------------------------


                             [In addition, the overcollateralization feature of the Trust results in accelerated payments of principal with respect to each Mortgage Loan Group to achieve, and thereafter maintain a specified level of overcollateralization with respect to such Mortgage Loan Group. Such accelerated principal will generally be funded from excess interest with respect to the related Mortgage Loan Group. With respect to the Adjustable Rate Group Certificates only, the Financial Guaranty Insurer will have the right, but not the obligation, to fund related Realized Losses with respect to any Collection Period, which may have the effect of increasing the rate of amortization of either such Class.]

                             [With respect to the Fixed Rate Group and each Distribution Date on or after the Stepdown Date, the Fixed Rate Group Certificateholders will be entitled to receive payments of principal in the order of priority and amounts set forth below up to the Principal Distribution Amount with respect to the Fixed Rate Group:]

                             First, the Fixed Rate Group Principal Distribution Amount, not to exceed the Class A Principal Distribution Amount, shall be distributed to the Class [ ] Certificateholders, in sequential order by Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

                             Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

                             Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

                             Fourth, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the related Class B-1F Principal Distribution Amount, shall be distributed to the Class B-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero; and

                             Fifth, any remaining Fixed Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group (a) to pay the Extra Principal Distribution Amount, Interest Carry Forward Amounts, or Realized Loss Amortization Amounts with respect to the Fixed Rate Group Certificates, (b) to be treated as if a portion of the Monthly Excess Interest Amount or Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group and so applied to fund any Interest Carry Forward Amounts, certain amounts due to be reimbursed to the Financial Guaranty Insurer or the Servicer and any Extra Principal Distribution Amount with respect to such Distribution Date and the Adjustable Rate Group Certificates, (c) to reimburse certain Advances, and (d) to pay distributions to the Retained Certificateholders or in respect of the Adjustable Rate Group Certificates, any Interest Amounts, as described below under "-- Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

                             On any Distribution Date on which the sum of the Certificate Principal Balances of the Subordinate Certificates and the related Overcollateralization Amount is zero, any amounts of principal payable to the Fixed Rate Group Class A Certificateholders on such Distribution Date shall instead be distributed pro rata based on the outstanding Certificate Principal Balances of each such Class.

                             "Stepdown Date" means the later to occur of (x) the
                             Distribution Date in [          ] or (y) the first
                             Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions in respect of principal on such Distribution Date) is greater than or equal to the Specified Senior Enhancement Percentage.]

                             ["Class A Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the aggregate of the Certificate Principal Balances of the Fixed Rate Group Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
                             (A) the product of (i) the lesser of (1) the
                             Stepped Up Enhancement Percentage and (2) [  ]% and
                             (ii) the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (B) the excess of the
                             amount described in clause (ii) over [$          ].

                             "Class M-1F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the

                             Class M-1F Certificate Principal Balance
                             immediately prior to such Distribution Date over
                             (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount described in
                             clause (ii) above over [$          ].

                             "Class M-2F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1F Certificate Principal Balance (after application of the Class M-1F Principal Distribution Amount on such Distribution Date) and
                             (iii) the related Class M-2F Certificate Principal Balance immediately prior to such Distribution Date over (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount
                             described in clause (ii) above over [$          ].

                             "Class B-1F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1F Certificate Principal Balance (after application of the Class M-1F Principal Distribution Amount on such Distribution Date),
                             (iii) the Class M-2F Certificate Principal Balance (after application of the Class M-2F Principal Distribution Amount on such Distribution Date) and
                             (iv) the Class B-1F Certificate Principal Balance immediately prior to such Distribution Date, over
                             (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount described in clause (ii) above of the Mortgage Loans in such Mortgage Loan Group as of the last day of the
                             related Collection Period over [$          ].

                             "Overcollateralization Amount" means with respect to a Mortgage Loan Group and as of any Distribution Date the excess of (x) the aggregate of the outstanding Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) over (y) the Aggregate Certificate Principal Balance of the related Certificates (after taking into account all distributions of principal collections on such Distribution Date).

                             "Senior Enhancement Percentage" means with respect to the Fixed Rate Group and any Distribution Date, the percentage obtained by dividing (x) the sum of
                             (i) the Aggregate Certificate Principal Balance of the Subordinate Certificates (or, after the Certificate Principal Balance of each Class of Fixed Rate Group Class A Certificates has been reduced to zero, the Aggregate Certificate Principal Balance of Subordinate Certificates other than the most senior Class of Subordinate Certificates then outstanding) and (ii) the related Overcollateralization Amount, in each case after taking into account distributions in respect of the Fixed Rate Group Principal Distribution Amount to the related Certificateholders on such Distribution Date by (y) the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) .

                             The "Stepped Up Enhancement Percentage" means, as determined on any Distribution Date, a percentage equal to (x) 100% minus (y) [ ] times the average for the three preceding Collection Periods of the Principal Balances of Mortgage Loans in the Fixed Rate Group which were 60 or more days contractually delinquent as of the last day of the related Collection Period (stated as a percentage of the outstanding Principal Balances of such Mortgage Loans), but not less than zero.

                             "Specified Senior Enhancement Percentage" on any date of determination thereof means [ ]%.

                             "Extra Principal Distribution Amount" means, for a Mortgage Loan Group and any Distribution Date, the lesser of (x) the related Monthly Excess Interest Amount and (y) the related Overcollateralization Deficiency.

                             "Coverage Deficit" means, for the Adjustable Rate Group and any Distribution Date, the excess, if any, of the aggregate of the Certificate Principal Balances of the Adjustable Rate Group Certificates (after taking into account all distributions in respect of principal on such Distribution Date other than amounts paid by the Financial Guaranty Insurer) over the Adjustable Rate Group Balance as of the last day of the related Collection Period (plus in the case of any Collection Period during the Funding Period, the portion of the Prefunding Account Deposit allocable to the Adjustable Rate Group).

                             "Overcollateralization Deficiency" means, for a Mortgage Loan Group and Distribution Date, the excess, if any, of (x) the related Targeted Overcollateralization Amount over (y) the related Overcollateralization Amount, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all related Classes of Certificates resulting from distributions of principal collections, but before taking into account any related Applied Realized Loss Amount or amount paid by the Financial Guaranty Insurer in respect of principal for such Distribution Date.

                             "Overcollateralization Release Amount" means, for any Distribution Date and (i) the Fixed Rate Group, the lesser of (x) the Fixed Rate Group Principal Distribution Amount (other than any related Extra Principal Distribution Amount) and (y) the excess of (1) the related Overcollateralization Amount, assuming that 100% of such related Principal Distribution Amount (excluding the application of any Extra Principal Distribution Amount) is applied to the payment of principal on the related Certificates on such Distribution Date over (z) the related Targeted Overcollateralization Amount, and
                             (ii) the Adjustable Rate Group, the amount specified on the Pooling and Servicing Agreement.

                             "Targeted Overcollateralization Amount" means (x) in the case of the Fixed Rate Group, (i) prior to the related Stepdown Date, [ ]% of the initial Aggregate Certificate Principal Balance of the related Certificates, or (ii) on and after the Stepdown Date, the greater of (A) [ ]% of the aggregate of the outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period and (B) $1,100,000, and (y) in the case of the Adjustable Rate Group, an amount required by the Financial Guaranty Insurer pursuant to the Pooling and Servicing Agreement, provided, however, that if a Trigger Event has occurred and is continuing for either Mortgage Loan Group, the applicable Targeted Overcollateralization Amount for such Mortgage Loan Group cannot be reduced to less than the applicable Targeted Overcollateralization Amount in effect on the Distribution Date immediately preceding the occurrence of such Trigger Event.

                             A "Trigger Event" will have occurred with respect to the Fixed Rate Group and any Distribution Date:
                             (a) if the percentage obtained by dividing (x) the average, for the three preceding Collection Periods, of the Principal Balance of Mortgage Loans in such Mortgage Loan Group that are 60 or more days contractually delinquent as of the last day of each such Collection Period by (y) the aggregate outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period equals or exceeds
                             [ ]% of the Senior Enhancement Percentage; or (b) upon the occurrence of certain cumulative rates of losses during specified periods of time as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to clause (a) a Trigger Event will not be in effect on any Distribution Date as to which the percentage equivalent of a fraction equal to the aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates divided by the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the end of the related Collection Period is less than or equal to the related Stepped Up Enhancement Percentage after all distributions thereon in respect of principal. A "Trigger Event" will have occurred with respect to the Adjustable Rate Group and any Distribution Date upon the occurrence of certain delinquency rates or certain cumulative loss rates during specified periods of time as set forth in the Pooling and Servicing Agreement.]

3. Distributions of Excess
Cash.......................  On each Distribution Date with respect to which the
                             Coverage Amount (as defined herein) for a Class of Class A Certificates is less than the Required Coverage Amount (as defined herein) for such Class and such

                             Distribution Date, Excess Cash derived from
                             Available Funds for the related Mortgage Loan Group, if any, will be distributed on the related Class of Class A Certificates, in reduction of the Class A Certificate Principal Balance of such Class, up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount. Excess Cash with respect to each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group on such Distribution Date, reduced by the sum of (i) the Class A Monthly Interest for the related Class and Distribution Date, (ii) the Monthly Principal for the related Class and Distribution Date, [(iii) the Certificate Insurer Premium attributable to the related Mortgage Loan Group and Distribution Date and (iv) any amounts payable to the Certificate Insurer for Insured Amounts (as defined herein) paid on prior Distribution Dates and not yet reimbursed and any unpaid Certificate Insurer Premium from prior Distribution Dates, with respect to the related Class]. Any distributions in respect of Excess Cash on the Class A-1 Certificates will be distributed first to the Class A-1A Certificates, then to the Class A-1B Certificates and then to the Class A-1C Certificates as described under the caption
                             "-- Application of Distributions on the Class A-1 Certificates" herein.

                             Any Excess Cash with respect to a Class of Class A Certificates not required to be distributed on the related Class of Class A Certificates on any Distribution Date will be distributed on the other Class of Class A Certificates first, to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date, and then to the extent necessary to reduce the Class A Certificate Principal Balance of such other Class up to the amount necessary for the related Coverage Amount to equal the then applicable Required Coverage Amount for such Class on the related Distribution Date. Any Excess Cash not required to be distributed on either Class of Class A Certificates on any Distribution Date shall be applied first, [to reimburse the Certificate Insurer for amounts to which it then may be entitled in respect of Insured Amounts for the other Class and to pay amounts of any unpaid Certificate Insurer Premium on prior Distribution Dates; second,] to reimburse the Servicer for any amounts to which it may then be entitled; and, thereafter, any remaining amount shall be distributed to the holder of the Class R Certificate. Amounts so distributed to the Class R Certificateholder on a Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates. See "Description of the
                             Certificates -- Distributions on the Certificates" herein.

4. Application of
Distributions on the Class
A-1 Certificates...........  Distributions on the Class A-1 Certificates will be allocated among Class A-1 Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in the following manner. All distributions in respect of interest on the Class A-1 Certificates will be distributed pro rata to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in proportion to the Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest for the related Distribution Date. All distributions in respect of principal on the Class A-1 Certificates (including any Excess Cash distributable in respect of the Class A-1 Certificates) for any Distribution Date will be distributed to holders of Class A-1 Certificates sequentially in an amount not to exceed the amount required to reduce the Certificate Principal Balance of the related subclass to zero, but not prior to the Distribution Date on which the Certificate Principal Balance of each subclass of Class A-1 Certificates that is sequentially prior to such subclass has been reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein.

B. Available Funds.........  "Available Funds" for each Mortgage Loan Group and any Distribution Date will generally be the sum of amounts collected, received or otherwise recovered by or on behalf of the Servicer on or with respect to the Mortgage Loans in the related Mortgage Loan Group during the calendar month immediately preceding the month in which such Distribution Date occurs (each, a "Collection Period"), net of the related Servicing Fee and any additional servicing compensation paid to the Servicer, Payments Ahead (as defined herein) and reimbursements for certain Advances (as defined herein) (other than those included in Liquidation Expenses reimbursed from related Liquidation Proceeds), plus the amount of any Monthly Advances and Compensating Interest Payments made by the Servicer with respect to such Mortgage Loan Group for such Distribution Date, any amounts deposited in the Certificate Account by the Sponsor or the Servicer in respect of the purchase, repurchase or substitution of Mortgage Loans in such Mortgage Loan Group during the related Collection Period and any amounts deposited in the Certificate Account during such Collection Period from the Prefunding Account and the Capitalized Interest Account or in connection with the termination of the Trust that are attributable to the related Mortgage Loan Group, all as more fully described under "Description of the
                             Certificates -- Distributions on the Certificates" herein.

C. Overcollateralization
Feature....................  Credit enhancement with respect to the Class A-1
                             Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the Prefunding Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest and Class A Monthly Principal required to be distributed on the Class A Certificates on any Distribution Date and to reduce the Certificate Principal Balances of each Class or subclass, as applicable, of the Class A Certificates to zero prior to the applicable Final Scheduled Payment Date (as defined herein). Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to the extent necessary to reduce the Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Class and for such Distribution Date. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class and such Distribution Date and then to the extent necessary to reduce the Class A Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount.

                             The "Coverage Amount" for each Class of Class A Certificates on any Distribution Date will be equal to the amount by which the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds the Class A Certificate Principal Balance of the related Class for such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The "Required Coverage Amount" for each Class of Class A Certificates on any Distribution Date will be equal to the amount specified as such in the Pooling and Servicing Agreement. The "Coverage Surplus" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Coverage Amount for such Class on such Distribution Date exceeds the then applicable Required Coverage Amount for such Class. The "Coverage Deficit" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Class A Certificate Principal Balance of such Class on such Distribution Date (after taking into account the Monthly Principal and Excess Cash to be distributed on such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class) exceeds the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the end of the related Collection Period.

                             On the Closing Date, the initial Coverage Amount for the Class A-1 Certificates (the amount by which the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group and the portion of the Prefunding Account Deposit attributable to the Fixed Rate Group exceeds the sum of the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance and the Original Class A-1C Certificate Principal Balance) is expected to be zero. On the Closing Date, the initial Coverage Amount for the Class A-2 Certificates will be approximately [ ]% of the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the portion of the Prefunding Account Deposit attributable to the Adjustable Rate Group. The initial Coverage Amount for either the Class A-1 Certificates or the Class A-2 Certificates is not indicative of the quality of the related Mortgage Loan Group nor is it intended to reflect the loss, default or delinquency experience anticipated on the Mortgage Loans in such Mortgage Loan Group.

                             The Pooling and Servicing Agreement may provide that the Required Coverage Amount for a Class of Class A Certificates may increase or decrease during the period such Class remains outstanding. With respect to the Class A-2 Certificates, if on any Distribution Date occurring after [ ], the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached, and any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached. See "Description of the
                             Certificates -- Overcollateralization Feature" herein.

[D. Certificate Insurance
Policy.....................  The Certificate Insurance Policy will be issued on the Closing Date by by the Certificate Insurer in favor of the Trustee for the benefit of the Class A Certificateholders. If, with respect to either Class of Class A Certificates and any Distribution Date, sufficient funds are not available from Available Funds for the related Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group to distribute the Class A Monthly Interest to the related Class of Class A Certificates, or if a Coverage Deficit exists with respect to such Class on such Distribution Date (after taking into account any distributions in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date), the Trustee will make a draw on the Certificate Insurance Policy in an amount equal to the amount necessary to pay the full amount of the related Class A Monthly Interest on such Distribution Date and the amount of any Coverage Deficit with respect to such Class of Class A Certificates on such Distribution Date, as more fully described under "Description of the Certificates -- The Certificate Insurance Policy" herein. See also "The Certificate Insurance Policy and the Certificate Insurer" herein.]

E. Subordination...........  The rights of the Subordinate Certificateholders and Retained Certificateholders to receive distributions of interest and principal will be subordinated to the rights of the Fixed Rate Group Class A Certificateholders to receive such distributions, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by such Certificateholders of the full amount of their scheduled monthly payments of interest and principal and to afford them limited protection against Realized Losses with respect to the Fixed Rate Group. The delinquency experience of the Mortgage Loans in the Fixed Rate Group will impact the relative levels of subordination through the operation of the applicable Principal Distribution Amounts.

                             The protection afforded to the Fixed Rate Group Class A Certificates by means of the subordination of the Subordinate Certificates and the Retained Certificates will be accomplished by the preferential right of such Certificateholders to receive on each Distribution Date, prior to any distribution being made to the Subordinate Certificateholders and the Retained Certificateholders, of the amounts of interest due them and principal available for distribution on such Distribution Date and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificateholders and the Retained Certificateholders.

                             Similarly, and for the same reasons, the rights of the Retained Certificateholders and of the Class M-2F, and Class B-1F Certificateholders to receive distributions will be subordinated, to the extent described herein, to such rights of the Fixed Rate Group Class A and Class M-1F Certificateholders. Also for the same reasons, the rights of the Retained Certificateholders and Class B-1F Certificateholders to receive distributions will be subordinated in the same manner to such rights of the Fixed Rate Group Class A and Class M Certificateholders.

                             Finally, the rights of the Retained
                             Certificateholders to receive distributions will be subordinated in the same manner to all such rights of all of the Certificateholders such that such Retained Certificateholders will receive no distributions in respect of interest or principal until all holders of Certificates relating to both Mortgage Loan Groups have received all interest and principal due them on each Distribution Date.

                             In the case of the Fixed Rate Group, if on any Distribution Date, after taking into account the foregoing and (i) all Realized Losses experienced during the prior Collection Period, (ii) the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Fixed Rate Group Certificates on such Distribution Date and (iii) the application of any Excess Monthly Cashflow Amount available from the Adjustable Rate Group to cover such Realized Losses to the extent described herein, the related Overcollateralization Amount is negative, then the Certificate Principal Balance of the Subordinate Certificates will be reduced without a corresponding principal distribution until such Overcollateralization Amount equals zero (the amount of such reduction, the "Applied Realized Loss Amount"). Any such Applied Realized Loss Amounts shall be applied to the Subordinate Certificates in reverse order of seniority (i.e., first, against the Class B-1F Certificate Principal Balance until it is reduced to zero, second, against the Class M-2F.

                             Certificate Principal Balance until it is reduced to zero, and third, against the Class M-1F Certificate Principal Balance until it is reduced to zero). The Certificate Principal Balances of the Fixed Rate Group Class A Certificates and the Adjustable Rate Group Certificates will not be so written down. Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated"or "written up," although the amount of such reductions may, on future Distribution Dates, be reimbursed to Subordinate Certificateholders sequentially by Class (i.e., first, the Class M-1F Certificates, second, the Class M-2F Certificates and, third, the Class B-1F Certificates. Any such reimbursements (the applicable "Realized Loss Amortization Amounts") will be made from any related Monthly Excess Cashflow Amount remaining on a future Distribution Date after the funding of any related Extra Principal Distribution Amount, any Interest

                             Carry Forward Amounts and any Realized Loss
                             Amortization Amounts with respect to related
                             Subordinate Certificates of higher priority as described herein.

Forward Purchase
Commitment; Prefunding
Account....................  On the Closing Date, a deposit (the "Prefunding
                             Account Deposit") in the amount of approximately
                             $[          ] will be made by the Sponsor to a
                             Prefunding Account in the name of the Trustee.
                             Approximately $[          ] of the Prefunding
                             Account Deposit shall be allocated for the purchase of Subsequent Mortgage Loans for inclusion in the
                             Fixed Rate Group, and approximately $[          ]
                             of the Prefunding Account Deposit shall be
                             allocated for the purchase of Subsequent Mortgage Loans for inclusion in the Adjustable Rate Group. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date as described herein, provided that any such increase
                             shall not exceed $[          ]. See "The Mortgage
                             Loans -- General" herein. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the Prefunding Account Deposit is reduced to zero and (ii)
                             [          ], the Prefunding Account Deposit will
                             be reduced by the amount thereof used to purchase Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date (as defined herein) must satisfy the criteria set forth in the Pooling and Servicing Agreement [and must be approved by the Certificate Insurer]. Any date on which such Subsequent Mortgage Loans will be conveyed by the Sponsor to the Trust is a "Subsequent Transfer
                             Date." On the Distribution Date in [          ],
                             the portion of the Prefunding Account Deposit allocated to the Fixed Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balances of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution
                             Date in [          ]. In any event, it is unlikely
                             that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit, and any portion of the Prefunding Account Deposit allocated to each Mortgage Loan Group remaining at the end of the Commitment Period will be
                             distributed on the [          ] Distribution Date
                             in reduction of the Class A Certificate Principal Balances of the related Classes. The Prefunding Account will not be part of the REMIC Pool. See "Description of the Certificates -- Prefunding Account" herein.

Capitalized Interest
Account....................  On the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account. The Capitalized Interest Account will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the Trust of Subsequent Mortgage Loans after the Cut-off Date and will be
                             so applied by the Trustee on the [          ]
                             Distribution Date. The Capitalized Interest Account will not be part of the REMIC Pool. See "Description of the Certificates -- Capitalized Interest Account" herein.

Monthly Advances...........  The Servicer is required to make advances ("Monthly
                             Advances") on each Distribution Date in respect of delinquent payments of interest on the Mortgage Loans in the related Mortgage Loan Group for the related Collection Period, subject to certain limitations described herein. See "Description of the Certificates -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" herein.

Compensating Interest and
Interest Shortfalls........  With respect to any Mortgage Loan as to which a prepayment was received that became a Liquidated Mortgage Loan (as defined herein) or was otherwise charged off during a Collection Period, the Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount generally calculated to ensure that a full month's interest on each such Mortgage Loan (less the applicable Servicing Fee attributable to such Mortgage Loan) is available for distribution to the holders of the related Class of Class A Certificates on the applicable Distribution Date (each such amount, a "Compensating Interest Payment"). If the Servicing Fee for the related Mortgage Loan Group and Collection Period is insufficient to make any portion of such Compensating Interest Payments, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest distributable in respect of the related Class of Class A Certificates on the related Distribution Date and such reduction will not be recoverable thereafter.

                             In addition, the application to any Mortgage Loan of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are collectively, "Interest Shortfalls"). [Interest Shortfalls will not be covered by the Certificate Insurance Policy.] See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus.

[Certificate Insurer
Premium....................  The Certificate Insurer will be entitled to receive from the Trust a monthly premium (the "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related Class of Class A Certificates from amounts on deposit in the Certificate Account after reimbursement to the Certificate Insurer of certain In-
                             sured Amounts. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth (1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be [ ]%; provided, however, that with respect to the Class A-2 Certificates and each Distribution Date commencing with the Distribution Date immediately after
                             [          ], if the Coverage Amount for the Class
                             A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate with respect to the Class A-2 Certificates and such Distribution Date will be [ ]%. See "Description of the Certificates -- The Certificate Insurer Premium" herein.]

Servicing Fee..............  The primary compensation payable to the Servicer on each Distribution Date in respect of the related Collection Period and the related Mortgage Loan Group (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The "Servicing Fee Rate" for each Mortgage Loan Group will be [ ]% for each Collection Period. The Servicer will also be entitled to retain late fees, prepayment charges and certain other amounts and charges as additional servicing compensation. See "Origination and Servicing of the Mortgage Loans -- Servicing and Other Compensation; Payment of Expenses" herein.

The Mortgage Loans.........  The statistical information presented in this
                             Prospectus Supplement regarding the Mortgage Pool is based on the Initial Mortgage Loans as of the date of this Prospectus Supplement. The statistical information does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Pool during the Commitment Period through application of amounts on deposit in the Prefunding Account. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool as described herein. In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than
                             $[          ], would be added to the Prefunding
                             Account Deposit on the Closing Date. As a result, the statistical information presented herein regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group on the Closing Date.

                             As of the Cut-off Date, the Mortgage Pool consisted of a total of [ ] Mortgage Loans of which [ ] are fixed rate Mortgage Loans and [ ] are adjustable rate Mortgage Loans. The Mortgage Loans will be conventional, closed-end, home equity mortgage loans acquired by the Sponsor from certain affiliates of the Sponsor (the "Affiliated Originators") and institutions not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). See "Origination and Servicing of the Mortgage Loans -- The Originators" and
                             "-- Underwriting of Mortgage Loans" herein.
                             Approximately [ ]% of the Initial Mortgage Loans in the Fixed Rate Group and approximately [ ]% of the Initial Mortgage Loans in the Adjusta-
                             ble Rate Group (by principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in California. As of the Cut-off Date, the Initial Mortgage Loans in the Mortgage Pool had an
                             Aggregate Principal Balance of $[          ]. The
                             Initial Mortgage Loans in the Fixed Rate Group had
                             an Aggregate Principal Balance of $[          ] and
                             the Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of
                             $[          ]. See "The Mortgage Loans -- General,"
                             "-- Fixed Rate Group" and "-- Adjustable Rate Group" and "ANNEX A: Description of the Mortgage Pool" herein for detailed information about the Initial Mortgage Loans in each Mortgage Loan Group.

Optional Termination.......  On any Distribution Date when the Aggregate
                             Principal Balance of the Mortgage Loans in the Mortgage Pool (the "Pool Balance") as of such Distribution Date is less than [ ]% of the sum of the Pool Balance as of the Cut-off Date and the original Prefunding Account Deposit, the Servicer may purchase from the Trust all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust and thereby effect an early retirement of the Class A Certificates. The purchase price will generally be equal to the Principal Balance of each Mortgage Loan in the Mortgage Pool at such time plus the fair market value of each Mortgaged Property then held by the Trust, together with any unpaid accrued interest on such Mortgage Loan.

                             [If, on any Distribution Date, Mortgage Loans with original Cut-off Date aggregate Principal Balances equal to or in excess of [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans, the Certificate Insurer will have the option to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust, and thereby effect an early retirement of the Certificates. The purchase price for such Mortgage Loans will be the price set forth in the immediately preceding paragraph plus any outstanding unpaid fees and expenses of the Trustee and Servicer.] See "Description of Certificates -- Termination; Retirement of the Certificates" herein.

Rating.....................  It is a condition to the issuance of the Class A
                             Certificates that each of the Class A-1A
                             Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-2
                             Certificates be rated "[  ]" by [          ] and
                             "[  ]" by [          ] (the "Rating Agencies"). A
                             security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Class A Certificates" herein.

Certain Federal Income Tax
Consequences...............  An election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates and Class A-2 Certificates will be designated as the regular interests in the REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. The Class R Certificate will be designated as the residual interest in the REMIC. Beneficial owners of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

                             It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Class A-2 Certificates
                             after the Distribution Date in [          ] as
                             original issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.......  Subject to the satisfaction of certain conditions set forth herein, the Class A Certificates may be acquired and held by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations.............  The Class A Certificates will NOT constitute
                             "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment Considerations" herein and in the Prospectus.

Risk Factors...............  For a discussion of certain factors that should be considered by prospective investors in the Class A Certificates, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

Registration and
Denominations Form of The
Class A
Certificates...............  The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold their Certificates through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are bookentry Certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Risk
                             Factors -- Book-Entry Registration", "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein, "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Class A Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates. Any statistical information presented below is based upon the characteristics of the Initial Mortgage Loans as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain mortgage loans may be removed from the Mortgage Pool prior to the Closing Date.

RISK OF LIMITATIONS ON ADJUSTMENTS OF PASS-THROUGH RATES

     The Adjustable Rate Group contains Mortgage Loans that, after a period of approximately six months, two years, three years or five years following the date of origination, adjust either semi-annually based upon a six-month LIBOR index or annually based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index"), in each case subject to periodic caps on such adjustment, whereas the Class A-2 Pass-Through Rate adjusts monthly based upon a one-month LIBOR index, subject to the Adjustable Rate Cap. Consequently, the interest due on such Mortgage Loans (reduced by the sum of (i) the Servicing Fee, [(ii) the Certificate Insurer Premium,] and (iii)
after the Distribution Date in [       ], an amount equal to one-twelfth ( 1/12)
of [       ] basis points multiplied by the Aggregate Principal Balance of the
Mortgage Loans in the Adjustable Rate Group for the related Distribution Date) during any Collection Period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A-2 Certificates during the related Interest Period. In particular, because the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently than the Class A-2 Pass-Through Rate, the amount of Class A Monthly Interest distributed on the Class A-2 Certificates on any Distribution Date may be limited (as a result of being determined on the basis of the Adjustable Rate
Cap) to an amount that is less than the amount of interest that would be due on the then Class A-2 Certificate Principal Balance for such Distribution Date at a
rate equal to LIBOR plus [       ]% or LIBOR plus [       ]%, as applicable, for
extended periods in a rising interest rate environment.

     A significant percentage of the Initial Mortgage Loans included in the Adjustable Rate Group have Mortgage Interest Rates that remain fixed for approximately two years, three years or five years from the date of origination and thereafter are adjustable semi-annually on the basis of the six-month LIBOR index (as defined herein). It is expected that, in the aggregate, such Mortgage Loans will represent not more than [ ]% of the Mortgage Loans (by Aggregate Principal Balance) included in the Adjustable Rate Group as of the Closing Date. The inclusion of such Mortgage Loans in the Adjustable Rate Group may increase the likelihood that the Class A-2 Pass-Through Rate will be determined based on
the Adjustable Rate Cap rather than on the basis of LIBOR plus [       ]% if
LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment.

     If the Class A-2 Pass-Through Rate is determined on the basis of the Adjustable Rate Cap, the value of the Class A-2 Certificates may be temporarily or permanently reduced.

LIMITED SOURCES OF CREDIT ENHANCEMENT

     The assets of the Trust, excluding the Financial Guaranty Insurance Policy, are the sole source of funds for distributions on the Fixed Rate Group Certificates. The assets of the Trust, including the Financial Guaranty Insurance Policy and amounts paid by the Class C Certificateholders in respect of Supplemental Interest Amounts, are the sole sources of funds for distribution on the Adjustable Rate Group Certificates. The subordination of the Subordinate Certificates to the Fixed Rate Group Class A Certificates, the further subordination among the Subordinate Certificates, the Compensating Interest Payments, and the overcollateralization and cross-collateralization features of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds in the case of the Fixed Rate Group Certificates. Compensating Interest Payments, the overcollateralization and limited cross-collateralization features of the Trust and the Financial Guaranty Insurance Policy are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds in the case of the Adjustable Rate Group Certificates.

If losses or other shortfalls exceed the protection afforded by such mechanisms, Certificateholders will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Sponsor, the Servicer, the Trustee or any of their respective affiliates except insofar as the Sponsor, as holder of the Class C Certificates, has agreed to pay Supplemental Interest Amounts to the Adjustable Rate Group Certificateholders to the extent of amounts distributable on the Class C Certificates.

SUBORDINATION

     The rights of the Subordinate Certificateholders to receive distributions with respect to collections on the Mortgage Loans in the Fixed Rate Group will be subordinate to the rights of the holders of certain more senior Classes of Fixed Rate Group Certificates. In addition, the Subordinate Certificates are expected to be allocated relatively higher amounts of Realized Losses with respect to Mortgage Loans in the Fixed Rate Group than are the related Fixed Rate Group Class A Certificates. Because of these two features, the yields to maturity of the Subordinate Certificates will be sensitive, in varying degrees, to defaults on the Mortgage Loans in the Fixed Rate Group (and the timing thereof). Investors should fully consider the risks associated with an investment in the Subordinate Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans in the Fixed Rate Group. See "Summary -- Credit Enhancement -- Allocation of Realized Losses", "Credit Enhancement -- Allocation of Realized Losses" and "Prepayment and Yield Considerations -- Projected Payment and Yield for Offered Certificates" herein.

     The Subordinate Certificates will not be entitled to any principal distributions until at least the related Stepdown Date (unless the aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Fixed Rate Group Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Subordinate Certificateholders have a greater risk of suffering a loss on their investments.

RISKS ASSOCIATED WITH UNDERWRITING STANDARDS

     All of the Mortgage Loans will have been underwritten and originated or, in the case of Mortgage Loans acquired by the Sponsor from Unaffiliated Originators, re-underwritten by the Sponsor, in either case pursuant to the Sponsor's Guidelines (as described in the Prospectus under the caption "The Originators -- Underwriting Guidelines") which, in most cases, rely on the value and adequacy of the related Mortgaged Property as collateral and, to a lesser extent, on the creditworthiness of the Mortgagor. No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Loan-to-Value or Combined Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (including any senior liens on the related Mortgage Properties) become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," "-- Rights of

Redemption" and "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the related Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains a credit report from credit reporting agencies. In many cases, the borrower's credit history will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. In most cases, the Originator verifies the borrower's employment and income. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely to a greater extent on the value of the related Mortgaged Properties than on the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. See "The Originators -- Underwriting Guidelines" in the Prospectus.

RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Approximately [       ]% of the Initial Mortgage Loans (by Cut-off Date
Principal Balance) are secured by Mortgaged Properties located in California. The California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of such Mortgage Loans, together with any primary financing on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

RISKS ASSOCIATED WITH DAMAGED MORTGAGED PROPERTIES

     Generally, the standard form of hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). See "Origination and Servicing of the Mortgage Loans -- Hazard Insurance" herein. Accordingly, to the extent a Mortgaged Property has been materially damaged since the Cut-off Date due to flooding or other water-related causes or due to an earthquake or other earth movement and such damage results in losses on the related Mortgage Loan, such losses will be covered by funds made available through operation of the overcollateralization feature described herein, [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Description of the Certificates -- Overcollateralization Feature [ -- Overcollateralization and the Certificate Insurance Policy" and "-- The Certificate Insurance Policy"] herein.

     Certain Initial Mortgage Loans are secured, and certain Subsequent Mortgage Loans may be secured by Mortgaged Properties located in areas that have been affected by natural disasters not covered by standard hazard insurance policies. However, under the Pooling and Servicing Agreement, the Sponsor will represent that, as of the Cut-off Date, each Mortgaged Property is free of substantial damage and is in good repair. In the event that any uncured breach of such representation materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Sponsor will be required to repurchase the Mortgage Loan or deliver a substitute Mortgage Loan therefor. To the extent the Sponsor repurchases such Mortgage Loan, such repurchase will accelerate the timing of principal distributions with respect to the related Mortgage Loan Group and may thereby affect the yields and weighted average lives of the related Class or Classes of Certificates.

RISKS ASSOCIATED WITH JUNIOR LOANS

     Because a substantial portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens ("Junior Loans") subordinate to the rights of the beneficiary under each related senior lien, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Mortgage Loan only to the extent that the claims, if any, of each such senior beneficiary are satisfied in full, including any related foreclosure costs. In addition, a beneficiary of a junior lien may not foreclose on the Mortgaged Property securing such lien unless it forecloses subject to the related senior lien(s), in which case it must either make payments on each senior lien in the event of default thereunder or pay the entire amount of each senior lien to the applicable beneficiary prior to the foreclosure sale. In servicing home equity mortgage loans in its portfolio, it is the practice of the Servicer to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the related home equity mortgage loan or otherwise. The Trust will have no source of funds to satisfy any such senior lien or make payments due to each related senior beneficiary. See "Risk
Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Junior Liens" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" in the Prospectus.

     Even assuming that the Mortgaged Properties provide adequate security for the related Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counter claims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is generally not permitted following a non-judicial foreclosure of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on and sell the Mortgaged Property or to obtain Net Liquidation Proceeds (as defined herein) sufficient to repay all amounts due on the related Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date.] See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," "-- Certain Provisions of California Deeds of Trust," "-- Anti-deficiency Legislation and other Limitations on Lenders" and "The Pooling and Servicing
Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In addition, other factors may affect the prepayment rate of Junior Loans such as the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first lien mortgage loans as long-term financing for home purchase and Junior Loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Junior Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Junior Loans for federal income tax purposes may further increase the rate of prepayments of such Junior Loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

CONCENTRATION OF BALLOON LOANS

     Approximately [       ]% of the Aggregate Principal Balance of the Initial
Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) are
Balloon Loans. Approximately [       ]% of the Initial Mortgage Loans in the
Adjustable Rate Group (by Cut-off Date Principal Balance) are Balloon Loans. See "Risk Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Balloon Loans" in the Prospectus.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

     All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Pool include general economic conditions, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of and interest rates on the underlying senior mortgage loans and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience higher rates of prepayment than traditional first lien mortgage loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases from the Trust of Mortgage Loans in a Mortgage Loan Group required or permitted to be made by the Sponsor, the Servicer and, [under certain limited circumstances, the Certificate Insurer] under the Pooling and Servicing Agreement will have the same effect on the holders of the related Class of Class A Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases and purchases will accelerate the receipt of distributions of Monthly Principal on the Class A Certificates. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Termination; Optional Termination" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus. The Servicer's practice of soliciting refinancings from existing borrowers under loans originated by Affiliated Originators may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. See "Origination and Servicing of the Mortgage Loans -- Servicing of the Mortgage Loans" herein.

     Prepayments, liquidations, repurchases and purchases of the Mortgage Loans will result in distributions to Class A Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, repurchases and purchases of Mortgage Loans. In the case of any Class A Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, repurchases and purchases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Class A Certificateholders will be able to reinvest distributions in respect of prepayments, liquidations, repurchases and purchases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the related Class of Class A Certificates.

THE SUBSEQUENT MORTGAGE LOANS AND THE PREFUNDING ACCOUNT

     Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Agreement and the Pooling and Servicing Agreement; (ii) the Sponsor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of either Class of Class A Certificateholders; (iii) as of the Subsequent Cut-off Date, the Mortgage Loans in the Mortgage Pool at that time, including the Subsequent Mortgage Loans to be conveyed by the Sponsor as of such Subsequent Cut-off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement; [and (iv) the Subsequent Mortgage Loans will have been approved by the Certificate Insurer.] Following the transfer of Subsequent Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the Initial Mortgage Loans included in the Mortgage Pool. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after expiration of the Commitment Period. See "The Mortgage Loans -- Conveyance of Subsequent Mortgage Loans" herein.

     If, by the end of the Commitment Period, amounts on deposit in the Prefunding Account are not fully applied to the purchase of Subsequent Mortgage Loans, the portion of the Prefunding Account Deposit allocated to the Fixed Rate Group that is not so applied will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is not so applied will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balance of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A
Certificates will not occur on the Distribution Date in [       ]. In any event,
it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance that exactly matches the Prefunding Account Deposit.

YIELD CONSIDERATIONS RELATING TO EXCESS CASH

     Excess Cash attributable to any Mortgage Loan Group will be distributed in reduction of the Class A Certificate Principal Balance of the related Class of Class A Certificates on each Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates first to cover any shortfall in the Class A Monthly Interest for such Class, then to reduce the Class A Certificate Principal Balance of such Class until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which Excess Cash is distributed to Class A Certificateholders in reduction of the Class A Certificate Principal Balance of such Class. If the actual rate of such Excess Cash distributions on the Class A Certificates is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash distributions is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage Loans as well as from, in the case of the Adjustable Rate Group, adjustments of adjustable Mortgage Interest Rates. The amount of Excess Cash distributions to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the then applicable Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. With respect to the
Class A-2 Certificates, if on any Distribution Date occurring after [       ],
the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in a Required Coverage Amount (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated rate of amortization of the related Class of Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount and any decrease in a Required Coverage Amount will result in a decelerated rate of amortization of the Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount.

PREPAYMENT OF FIXED RATE GROUP MAY AFFECT CURRENT INTEREST

     The Pass-Through Rates on the Class [       ] Certificates are subject to
the Fixed Rate Net WAC. Disproportionate prepayments (including prepayments due to liquidations and repurchases or purchases by the Sponsor or the Servicer as required by the Pooling and Servicing Agreement) of Mortgage Loans in the Fixed Rate Group with relatively high Mortgage Interest Rates in comparison to the Pass-Through Rate for any such Class of Certificates will increase the possibility that the Pass-Through Rate for such Class of Certificates will be limited by the Fixed Rate Net WAC. Any difference between interest determined at the Fixed Rate Net WAC and interest at the applicable Formula Pass-Through Rate or fixed Pass-Through Rates shown on the cover page will be foregone permanently and the value of any such Class of Certificates may be temporarily or permanently reduced.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

     A substantial percentage of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental statutes and under the laws of many states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" in the Prospectus. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, [by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans and placement of related insurance by the Sponsor and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Sponsor or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially leading to Coverage Deficits. [Under such circumstances, payments by the Certificate Insurer would result in accelerated distributions in reduction of the Class A Certificate Principal Balance.]

[LIMITATIONS ON FIXED RATE GROUP CERTIFICATEHOLDERS' RIGHTS

     Although the Fixed Rate Group Certificateholders do not have the benefit of the Financial Guaranty Insurance Policy, absent an existing default by the Financial Guaranty Insurer, (i) the rights of the Fixed Rate Group Certificateholders to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a Servicer Event of Default cannot be exercised thereby without the consent of the Financial Guaranty Insurer, and (ii) the Financial Guaranty Insurer, rather than such Certificateholders, will have the right to direct the actions of the Trustee during the continuation of a Servicer Event of Default. Additionally, the consent of the Financial Guaranty Insurer is required (i) for the appointment of any successor Servicer or successor Trustee or (ii) to amend the Pooling and Servicing Agreement. See "Financial Guaranty Insurance Policy" herein.]

                        DESCRIPTION OF THE CERTIFICATES

     The Class A Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated as of [       ] (the "Pooling and Servicing Agreement"),
between the Sponsor, Servicer, and the Trustee. The following summaries describe the material provisions of the Pooling and Servicing Agreement but do not purport to be complete. The Sponsor will provide a copy of the Pooling and Servicing Agreement (without exhibits) without charge upon the written request of a Certificate Owner addressed to: [Sponsor], [350 South Grand Avenue, Los Angeles, California 90071], Attention: [Corporate Secretary].

GENERAL

     The Certificates will evidence undivided beneficial ownership interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A-1A Certificates, the Class A-1B Certificates and the Class A-1C Certificates will respectively evidence the right to receive from the Trust (i) the Class A-1A Certificate Principal Balance, plus interest at the Class A-1A Pass-Through Rate, (ii) the Class A-1B Certificate Principal Balance, plus interest at the Class A-1B Pass-Through Rate and (iii) the Class A-1C Certificate Principal Balance, plus interest at the Class A-1C Pass-Through Rate, as described herein. The Class A-2 Certificates will evidence the right to receive from the Trust an aggregate amount equal to the Class A-2 Certificate Principal Balance, plus interest at the Class A-2 Pass-Through Rate, as described herein. The holder of the Class R Certificate (which has no stated principal balance) is not entitled to any distributions with respect to any Distribution Date until such time as the Coverage Amount for each Class of Class A Certificates equals or exceeds the then applicable Required Coverage Amount for the related Class of Class A Certificates and [the Certificate Insurer] and the Servicer, in that order, have been reimbursed amounts to which they may be entitled. The holder of the Class R Certificate will thereafter be entitled to certain amounts as described herein under "-- Distributions on the Certificates."

     The assets of the Trust will consist of (a) the Mortgage Loans that from time to time are subject to the Pooling and Servicing Agreement; (b) the assets that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Collection Account and the Certificate Account, held in the Prefunding Account and the Capitalized Interest Account or invested in Permitted Investments (see "-- Payments on Mortgage Loans and Deposits to the Collection Account" herein); (c) all rights of the mortgagee under any insurance policy covering a Mortgage Loan or the related Mortgaged Property;

(d) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans, deed in lieu of foreclosure or a comparable conversion; and [(e) the Certificate Insurance Policy].

     The Sponsor will designate in the Pooling and Servicing Agreement, for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), the Class A Certificates as "regular interests," and the Class R Certificate as the sole class of "residual interests," in a REMIC generally comprised of the Mortgage Pool, the Collection Account, the Certificate Account [and the Certificate Insurance Policy] (the "REMIC Pool"). The Prefunding Account and the Capitalized Interest Account will not be part of the REMIC Pool. The Closing Date will be designated as the "Startup Day" (within the meaning of the Code) of the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates will be issued in minimum denominations of $1,000 and integral dollar multiples of $1 in excess thereof.

     The Class A Certificates initially will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold such Certificates through the Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class, representing the aggregate principal balance of each such Class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants (each as defined herein, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and its Participants (including Cedel and Euroclear). While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Persons -- Senior Certificates" and "-- Information Reporting and Backup Withholding" in the Prospectus and in "ANNEX B: Global Clearance, Settlement and Tax Documentation
Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons -- Senior Certificates" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Certificate Owners to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Certificates may be limited due to the lack of physical certificates representing such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Certificate Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Certificates are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC, only if (i) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (ii) the Sponsor, at its option, advises the Trustee that it elects to terminate the book-entry system through DTC, or (iii) after an Event of Default under the Pooling and Servicing Agreement, the Certificate Owners representing not less than 51% of the Class A Certificate Principal Balance of the book-entry certificates advise the Trustee and DTC that the book-entry system is no longer in the best interests of such Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. See "Description of the Certificates -- Form of Certificates -- General " in the Prospectus.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Sponsor will assign to the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all principal and interest on or in respect of the Initial Mortgage Loans received on or after the Cut-off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee, concurrently with such assignment, will deliver the Certificates at the direction of the Sponsor in exchange for, among other things, the Initial Mortgage Loans. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, its Principal Balance as of the Cut-off Date (the "Cut-off Date Principal Balance"), its interest rate as of the Cut-off Date and its monthly payment as of the Cut-off Date.

     Following the Closing Date, the Trust will be obligated to purchase from
the Sponsor, from time to time on or before [       ], subject to the
availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed and adjustable rate home equity mortgage loans. In connection with each purchase of Subsequent Mortgage Loans, the Trustee on behalf of the Trust will pay to the Sponsor from amounts comprising the Prefunding Account Deposit a cash purchase price of not more than 100% of the principal balance thereof; the Trust may pay a cash purchase price of less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans, pursuant to the Pooling and Servicing Agreement, the Sponsor will assign to the Trustee all of its right, title and interest in and to such Subsequent Mortgage Loans as provided above with respect to the Initial Mortgage Loans.

     The Pooling and Servicing Agreement will require the Sponsor to deliver to the Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Trustee, the related mortgages or deeds of trust with evidence of recording thereon, assignments of the Mortgages in recordable form, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records in the states where such recording is required to protect the Trustee's interest in the Mortgage Loans against the claims of any subsequent transferee or any successor to or creditor of the Sponsor. The Trustee will hold such documents in trust for the benefit of the Certificateholders [and the Certificate Insurer].

     The Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Sponsor by the Trustee, the Sponsor will be obligated to repurchase the related Mortgage Loan from the Trust or substitute a Qualified Replacement Mortgage (as defined below), in the manner described below.

     Because certain of the assignments by the Sponsor to the Trustee of Mortgage Loans will not be recorded, it may be possible for the Sponsor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Trustee. However, in most instances, the Sponsor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Pooling and Servicing Agreement, such documents will be retained in the possession of the Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, the Sponsor will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid lien of the applicable priority, no Mortgage Loan had three or more monthly payments past due, that each Mortgaged Property consists of a one- to four-family residential property or condominium, that the Sponsor had good title to each Mortgage Loan prior to the sale and assignment by the Sponsor and that the Originator was authorized to originate each Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in the Prospectus.

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer] in such Mortgage Loan or (2) a breach of any representation or warranty made by the Sponsor in the Pooling and Servicing Agreement relating to such Mortgage Loan occurs and such breach materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer] in such Mortgage Loan, the Sponsor will be required to repurchase the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust at a price equal to its Principal Balance together with one month's interest at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such

Defective Mortgage Loan (the "Purchase Price"). The Sponsor will also have the option, but not the obligation, during the two years (or such longer period as permitted by the applicable REMIC Regulations) immediately following the Closing Date, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Pooling and Servicing Agreement (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Collection Account as set forth in the Pooling and Servicing Agreement, or deposit of the Purchase Price in the Collection Account and receipt by the Trustee of written notification of any such substitution or repurchase, as the case may be, the Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest in the Sponsor legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

     The obligation of the Sponsor to cure, repurchase or substitute any Mortgage Loan as described above will constitute the sole remedy available to Certificateholders or the Trustee for a Defective Mortgage Loan.

     The Pooling and Servicing Agreement additionally provides that the Servicer will have the option, but not the obligation, to purchase from the Trust at the Purchase Price (i) any Mortgage Loan as to which the related Mortgagor has failed to make scheduled payments thereon for three consecutive months at any time following the Cut-off Date and (ii) during the 90-day period following the Closing Date, any Mortgage Loan as to which a scheduled payment thereon becomes 60 or more days contractually delinquent; provided, however, that the aggregate of the Principal Balances of the Mortgage Loans so purchased by the Servicer may not exceed 5% of the sum of the Cut-off Date Pool Balance and the Prefunding Account Deposit. See "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS AND DEPOSITS TO THE COLLECTION ACCOUNT

     The Servicer shall establish and maintain an account or, with respect to certain Mortgage Loans serviced by a Sub-Servicer (as defined herein), shall cause the related Sub-Servicer to establish and maintain an account (collectively, the "Collection Account") into which all collections on or with respect to the Mortgage Loans in each Mortgage Loan Group will be deposited and the Trustee shall establish and maintain an account (the "Certificate Account" and, together with the Collection Account, the "Accounts") from which all distributions with respect to the Certificates will be made. All amounts held in the Accounts shall be invested in Permitted Investments (as defined herein) that mature not later than the date which is one Business Day prior to the Deposit Date (as defined herein) for the related Distribution Date next succeeding the date of investment. A "Business Day" will be any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed. "Permitted Investments" will be specified in the Pooling and Servicing Agreement and will be limited to investments [which are approved by the Certificate Insurer and] meet the criteria of the Rating Agencies (as defined herein) from time to time as being consistent with their then current ratings of the Class A Certificates. See "The Pooling and Servicing Agreement -- Permitted Investments" in the Prospectus. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained a satisfactory opinion of counsel that such sale or disposition will not cause the REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC. Investment income on monies on deposit in the Certificate Account and the Collection Account will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to Servicer as additional servicing compensation. The Servicer will be liable for any losses resulting from such investments.

     The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of Mortgage Loans. On the date in each month specified in the Pooling and Servicing Agreement, which date shall be no later than three Business Days prior to the related Distribution Date (the "Deposit Date"), funds to be distributed in respect of the Class A Monthly Interest, Monthly Principal and any Excess Cash in respect of each Class of Class A Certificates will be transferred from the Collection Account to the Certificate Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account.

     The Servicer may make withdrawals from the Collection Account to make the deposits to the Certificate Account, to pay the monthly Servicing Fee for each Mortgage Loan Group to itself, to reimburse itself for certain Advances (as defined herein) that it has made and for which it may be entitled to reimbursement under the Pooling and Servicing Agreement and for any other expenses incurred by it for which it may be entitled to reimbursement under the Pooling and Servicing Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of principal and interest on the Class A Certificates will be made by the Trustee (in such capacity, the "Paying Agent") on the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding
Business Day (each, a "Distribution Date") commencing in [       ] to holders of
record of the related Class of Class A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date (each, a "Record Date") in an amount equal to the product of such Certificateholders' Percentage Interest and the amount distributed in respect of the related Class of Class A Certificates. The "Percentage Interest" represented by any Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate or Class A-2 Certificate will be equal to the percentage obtained by dividing the Certificate Principal Balance of such Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate or Class A-2 Certificate, respectively, by the aggregate of the principal balances of all Certificates of the same Class or subclass, as applicable.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Fixed Rate Group and any available Excess Cash from the Adjustable Rate
Group:

          [(a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-1 Certificates on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium in respect of the Class A-1 Certificates on prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders to receive Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest, respectively, and any Coverage Deficit for the Class A-1 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium (as defined herein) attributable to the Fixed Rate Group;]

          (c) concurrently to the Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders, Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest, respectively;

          (d) to the Class A-1A Certificateholders, the amount of Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1A Certificate Principal Balance until such Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero, and then to Class A-1C Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1C Certificate Principal Balance, until such Class A-1C Certificate Principal Balance is reduced to zero;

          (e) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group in reduction of the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the

     Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero;

          (f) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group retaining after distribution pursuant to clause (e) above in reduction of the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero;

          (g) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e) and (f) above in reduction of the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero;

          (h) to the Class A-2 Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group, remaining after the distributions pursuant to clauses (e), (f) and (g) above, to be applied first to cover any shortfalls in the Class A Monthly Interest of the Class A-2 Certificates, and second to reduce the Class A-2 Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of Class A-2 Certificates to equal the Required Coverage Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-2 Certificate Principal Balance);

          [(i) to the Certificate Insurer, the amount of any Available Funds for the Fixed Rate Group remaining in the Certificate Account, to the extent necessary to reimburse the Certificate Insurer for any Insured Amounts paid on prior Distribution Dates in respect of the Class A-2 Certificates and not previously reimbursed;] and

          (j) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds for the Fixed Rate Group remaining in the Certificate Account.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Adjustable Rate Group and any available Excess Cash from the Fixed Rate
Group:

          [(a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-2 Certificates on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium in respect of the Class A-2 Certificates on prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of such Class A-2 Certificateholders to receive Class A Monthly Interest and any Coverage Deficit for the Class A-2 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium (as defined herein) attributable to the Adjustable Rate Group;]

          (c) to the Class A-2 Certificateholders, the Class A Monthly Interest for the Class A-2 Certificates;

          (d) to the Class A-2 Certificateholders, Monthly Principal for the Class A-2 Certificates in reduction of the Class A-2 Certificate Principal Balance;

          (e) to the Class A-2 Certificateholders, the amount of Excess Cash for the Adjustable Rate Group in reduction of the Class A-2 Certificate Principal Balance up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-2 Certificates to equal the Required Coverage

     Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero;

          (f) concurrently, to the Class A-1A Certificateholders, the Class A-1B Certificateholders and the Class A-1C Certificateholders, the amount, if any, of such Excess Cash for the Adjustable Rate Group remaining after distribution pursuant to clause (e) above, to be applied pro rata to cover any shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest;

          (g) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e) and (f) above, to reduce the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (h) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f) and (g) above, to reduce the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (i) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g) and (h) above, to reduce the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          [(j) to the Certificate Insurer, the amount of any Available Funds for the Adjustable Rate Group remaining in the Certificate Account to the extent necessary to reimburse the Certificate Insurer for any unreimbursed Insured Amounts paid on prior Distribution Dates in respect of the Class A-1 Certificates; and]

          (k) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds remaining in the Certificate Account.

     [In the event that, on a particular Distribution Date, the Available Funds with respect to the related Mortgage Loan Group and any available Excess Cash with respect to the other Mortgage Loan Group on such date are not sufficient to pay any portion of the Class A Monthly Interest for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to such deficiency and apply the Insured Amount received in respect of such claim to the payment of the deficiency in such Class A Monthly Interest. In addition, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to any Coverage Deficit with respect to the related Class of Class A Certificates on a Distribution Date (after taking into account distributions in respect of Monthly Principal and Excess Cash from the related Mortgage Loan Group and, if applicable, from the other Mortgage Loan Group) and apply the portion of the Insured Amount related to such Coverage Deficit to reduce the Class A Certificate Principal Balance of such Class on such Distribution Date by the amount of such Coverage Deficit. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal

Balance, until such Class A-1A Certificate Principal Balance is reduced to zero and then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero and thereafter to the Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance until such Class A-1C Certificate Principal Balance is reduced to zero.]

     In no event will the aggregate distributions of principal to holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates or Class A-2 Certificates exceed the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance, the Original Class A-1C Certificate Principal Balance or the Original Class A-2 Certificate Principal Balance, respectively.

     Distributions of principal and interest on the Certificates will be made by the Trustee (in such capacity, the "Paying Agent") on each Distribution Date
commencing in [          ] to holders of record of the related Class of
Certificates as of the related Record Date. The Pooling and Servicing Agreement establishes the Pass-Through Rate for each Class of Certificates as set forth in the Summary of Terms herein. On each Distribution Date, the Paying Agent will distribute Monthly Interest and the Principal Distribution Amounts in the amounts and orders of priority set forth below.

INTEREST

     On each Distribution Date, interest distributions will be made in the following order of priority:

     First, with respect to the Adjustable Rate Group, if the Financial Guaranty Insurer has not defaulted on its obligations under the Financial Guaranty Insurance Policy or any such default is not continuing, to the Financial Guaranty Insurer the amount of any unreimbursed payments of Insured Amounts (together with interest accrued on any unreimbursed payments of Insured Amounts with respect to any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium.

     Second, to the Fixed Rate Group Class A Certificateholders and Adjustable Rate Group Certificateholders, Monthly Interest with respect to the related Mortgage Loan Group on a pro rata basis based on the aggregate amount of Accrued Certificate Interest due to the holders of the Certificates of each such Class within the Fixed Rate Group Certificates or Adjustable Rate Group Certificates, as the case may be, up to the amount of Accrued Certificate Interest with respect to such Class plus any outstanding Interest Carry Forward Amount with respect to such Class;

     Third, to the Class M-1F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

     Fourth, to the Class M-2F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

     Fifth, to the Class B-1F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class; and

     Sixth, the related "Monthly Excess Cashflow Amount" shall be applied as described below under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

PRINCIPAL

     Fixed Rate Group. With respect to the Fixed Rate Group and each Distribution Date before the related Stepdown Date, the Fixed Rate Group Class A Certificateholders will be entitled to receive payment of 100% of the Fixed Rate Group Principal Distribution Amount for such Distribution Date as follows: first, to the Class A-6F Certificateholders, the Class A-6F Lockout Distribution Amount, and then to all Fixed Rate Group Class A Certificateholders, by Class in sequential order until the Certificate Principal Balance of each such Class has been reduced to zero.

     With respect to the Fixed Rate Group and each Distribution Date on or after the Stepdown Date, the Fixed Rate Group Certificateholders will be entitled to receive payments of principal in the order of priority and amounts set forth below up to the Principal Distribution Amount with respect to the Fixed Rate
Group:

     First, the Fixed Rate Group Principal Distribution Amount, not to exceed the Class A Principal Distribution Amount, shall be distributed to the Class A-6F Certificateholders up to the Class A-6F Lockout Distribution Amount, and any remaining amount thereof shall be distributed to the Fixed Rate Group Class A Certificateholders, in sequential order by Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

     Second, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the related Class M-1F Principal Distribution Amount, shall be distributed to the Class M-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

     Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificate holders, until the Certificate Principal Balance thereof has been reduced to zero;

     Fourth, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class B-1F Principal Distribution Amount, shall be distributed to the Class B-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero; and

     Fifth, any remaining Fixed Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group as described herein under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

     The Fixed Rate Group Class A Certificates (other than the Class A-6F Certificates) are "sequential pay" classes such that the Class A-5F Certificateholders will receive no payments of principal until the Class A-4F Certificate Principal Balance is reduced to zero, the Class A-4F Certificateholders will receive no payments of principal until the Class A-3F Certificate Principal Balance is reduced to zero, the Class A-3F Certificateholders will receive no payments of principal until the Class A-2F Certificate Principal Balance is reduced to zero and the Class A-2F Certificateholders will receive no payments of principal until the Class A-1F Certificate Principal Balance has been reduced to zero; provided, however, that on any Distribution Date on which the sum of the Certificate Principal Balances of the Subordinate Certificates and the related Overcollateralization Amount is zero, any amounts of principal payable to the Fixed Rate Group Class A Certificateholders on such Distribution Date shall instead be distributed pro rata based on the outstanding Certificate Principal Balances of each such Class.

     Adjustable Rate Group. On each Distribution Date, principal will be distributed to the Adjustable Rate Group Certificateholders in an amount equal to the Adjustable Rate Group Principal Distribution Amount, until the Certificate Principal Balance on each such Class of Adjustable Rate Group Certificates has been reduced to zero. The Adjustable Rate Group Certificates are "concurrent pay" classes such that the Certificateholders of each such class receives a fixed allocation percentage of the Adjustable Rate Group Principal Distribution Amount until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero. Once the Class A-1A Certificates have been reduced to zero, 100% of the Adjustable Rate Group Principal Distribution Amount shall be paid to the Class A-2A Certificateholders. For the Class A-1A Certificates, such allocated percentage (the "Class A-1A Percentage") shall be
(a) 50%, until the Class A-1A Certificate Principal Balance has been reduced to zero and (b) thereafter will be zero. For the Class A-2A Certificates, such allocated percentage (the "Class A-2A Principal Percentage") shall be 100% minus the Class A-1A Principal Percentage. Any Adjustable Rate Group Principal Distribution Amount remaining after the foregoing distribution shall be distributed as part of the Monthly Excess Cash Flow Amount with respect to the Adjustable Rate Group as described herein under "Credit Enhancement -- Application of Monthly Excess Cash Flow Amounts."

     "LIBOR" shall mean the London interbank offered rate for one-month U.S. dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and
(iv) not controlling, controlled by or under common control with the Sponsor or any Originator.

     On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean,
     (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-2 Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained
by telephoning the Trustee at [          ].

     The "Class A-1 Certificate Principal Balance" will equal, as of any Distribution Date, the sum of the Class A-1A Certificate Principal Balance for such Distribution Date, Class A-1B Certificate Principal Balance for such Distribution Date and Class A-1C Certificate Principal Balance for such Distribution Date. The "Class A-1A Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1A Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1A Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1A Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)]. The "Class A-1B Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1B Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1B Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1B Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)]. The "Class A-1C Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1C Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1C Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1C Certificates under the Certificate

Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)].

     The "Class A-2 Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-2 Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-2 Certificates on previous Distribution Dates in reduction of the Class A-2 Certificate Principal Balance [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for such Class under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement).]

     The "Class A Certificate Principal Balance," as of any Distribution Date, refers to either the Class A-1 Certificate Principal Balance for such Distribution Date or the Class A-2 Certificate Principal Balance for such Distribution Date, as applicable.

     "Monthly Principal" with respect to each Class of Class A Certificates for any Distribution Date will be an amount equal to (A) the aggregate of (i) any Principal Payments received in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (ii) Net Liquidation Proceeds (as defined herein) and Trust Insurance Proceeds (as defined herein) allocable to principal recovered or collected in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (iii) the aggregate of the amounts allocable to principal deposited in the Certificate Account on the related Deposit Date by the Sponsor or the Servicer in connection with a purchase, repurchase or substitution of any Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, (iv) the aggregate of amounts remitted by the Sponsor to the Trustee in connection with the termination of the Trust upon liquidation of the remaining Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, and (v) with respect to the first Distribution Date, the amount, if any, of the Prefunding Account Deposit allocated to the related Mortgage Loan Group to be deposited in the Collection Account upon expiration of the Commitment Period, reduced by (B) the amount of any Coverage Surplus for such Mortgage Loan Group with respect to such Distribution Date. The "Principal Balance" of a Mortgage Loan with respect to any Determination Date (as defined below) is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Distribution Date, as of the Cut-off Date), less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period,
(ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal remitted by the Sponsor or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase, repurchase or substitution of such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date,
(iv) the amount to be remitted by the Sponsor to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date and [(v) the amount to be remitted by the Certificate Insurer to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to the Pooling and Servicing Agreement]; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date. "Determination Date" means, as to any Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs. "Principal Payment" means, as to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan. "Payment Ahead" means any payment of one or more scheduled monthly payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Collection Periods. "Principal Prepayment" means any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently. "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Available Funds" with respect to any Mortgage Loan Group and any Distribution Date will consist of the sum of the amounts described in clauses
(a) through (j) below in respect of the related Mortgage Loan Group, less (i) the Servicing Fee in respect of such Mortgage Loan Group and the related Collection Period, (ii) Advances previously made in respect of the related Mortgage Loan Group that are reimbursable to the Servicer (other than those included in Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Pooling and Servicing Agreement and (iii) the aggregate amounts
(A) deposited into the Collection Account or Certificate Account attributable to the related Mortgage Loan Group that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds for such Mortgage Loan Group on such Distribution Date and (B) received by the Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) the total amount of interest payments on or in respect of the Mortgage Loans in the related Mortgage Loan Group received by or on behalf of the Servicer during the related Collection Period, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties (as defined herein) for such Collection Period;

          (b) all Principal Payments received or deemed to be received during the related Collection Period in respect of the Mortgage Loans in the related Mortgage Loan Group;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgage Loan in such Mortgage Loan Group that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Trust Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Mortgage Loan Group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Mortgage Loan Group that are required or permitted to be purchased, repurchased or substituted by the Sponsor or the Servicer, as the case may be, during the related Collection Period as described in "
     -- Assignment of Mortgage Loans" and "Origination and Servicing of the Mortgage Loans -- Servicing of Mortgage Loans" herein, to the extent such amounts are received by the Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made in respect of such Mortgage Loan Group for such Distribution Date;

          (g) the aggregate of amounts deposited in the Certificate Account by the Servicer [or the Certificate Insurer, as the case may be,] during such Collection Period in connection with a termination of the Trust as described under " -- Termination; Retirement of the Certificates" herein;

          (h) in the case of the [          ] Distribution Date, amounts, if
     any, remaining in the Prefunding Account and the Capitalized Interest Account immediately prior to such Distribution Date and attributable to the related Mortgage Loan Group at the end of the Commitment Period (in each case net of reinvestment income payable to the Sponsor); and

          (i) in the case of the [          ] Distribution Date, amounts
     deposited by the Sponsor representing 30 days of interest on each Mortgage Loan that does not have a Monthly Payment due in the Collection Period relating to such Distribution Date.

PREFUNDING ACCOUNT

     On the Closing Date, cash in the aggregate amount of approximately
$[          ] (the "Prefunding Account Deposit") will be deposited by the
Sponsor in a Prefunding Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate
trust department. Approximately $[          ] of the Prefunding Account Deposit
will be allocated for the purchase of Mortgage Loans bearing fixed rates of interest that will be included in the Fixed Rate Group and approximately
$[          ] of the Prefunding Account Deposit will be allocated for the purchase of Mortgage Loans bearing adjustable rates of interest that will be included in the Adjustable Rate Group. All Mortgage Loans purchased by the Trust through application of amounts on deposit in the Prefunding Account are referred to herein as the "Subsequent Mortgage Loans." The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date, provided that any such increase shall not exceed $5,000,000. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the Prefunding Account Deposit is reduced to zero, and (ii)
[          ], the Prefunding Account Deposit will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement [and must be approved by the Certificate Insurer]. On the
Distribution Date in [          ], the portion of the Prefunding Account Deposit
allocated to the Fixed Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be applied to reduce the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be applied to reduce the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balance of either Class of Class A Certificates, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution Date
in [          ]. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit, and any portion of the Prefunding Account Deposit allocated to the related Mortgage Loan Group remaining at the end of the
Commitment Period will be distributed on the [          ] Distribution Date in
reduction of the Class A Certificate Principal Balances of the related Classes, thereby reducing the weighted average lives of such Certificates.

     Amounts remaining on deposit in the Prefunding Account after the purchase of Subsequent Mortgage Loans will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage

Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later than the
Business Day prior to the [          ] Distribution Date. All interest and any
other investment earnings on amounts on deposit in the Prefunding Account will
be distributed to the Sponsor on the [          ] Distribution Date. The
Prefunding Account will not be part of the REMIC Pool.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, cash will be deposited by the Sponsor in the Capitalized Interest Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the Trust of Subsequent Mortgage Loans after the
Cut-off Date and will be so applied by the Trustee on the [          ]
Distribution Date. In the unlikely event that the full amount allocated to cover interest shortfalls in respect of a Class of Class A Certificates is not required for such purpose, the amount remaining (net of reinvestment income
payable to the Sponsor) will be applied on the [          ] Distribution Date to
reduce the Certificate Principal Balance of the related Class of Class A Certificates.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day
prior to the [          ] Distribution Date as specified in the Pooling and
Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed to the
Sponsor on the [          ] Distribution Date. The Capitalized Interest Account
will not be part of the REMIC Pool.

OVERCOLLATERALIZATION FEATURE

     Credit enhancement with respect to the Class A-1 Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate of the Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date and the Prefunding Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest required to be distributed on the related Class of Class A Certificates on any Distribution Date and to reduce the Class A Certificate Principal Balances to zero no later than the respective Final Scheduled Payment Date (as defined herein) of each such Class or subclass, as applicable. Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to the extent necessary to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the Required Coverage Amount for such Class. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date and then to the extent necessary to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the applicable Required Coverage Amount. Once the then applicable Required Coverage Amount for each Class of Class A Certificates is reached, and so long thereafter as such Required Coverage Amount for such Class of Class A Certificates is maintained, Excess Cash with respect to such Class of Class A Certificates shall be applied first, [to reimburse the Certificate Insurer for amounts to which it then may be entitled in respect of Insured Amounts for the other Class and to pay amounts of any unpaid Certificate Insurer Premium on prior

Distribution Dates; second,] to reimburse the Servicer for any amounts to which it may then be entitled; and thereafter, any remaining amount shall be distributed to the holder of the Class R Certificate. Amounts distributed to the Class R Certificateholder on any Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates.

     The "Excess Cash" for each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group and such Distribution Date, reduced by (i) the amount of the Class A Monthly Interest for such Class and such Distribution Date, (ii) the Monthly Principal for such Mortgage Loan Group and such Distribution Date, [(iii) the Certificate Insurer Premium (as defined herein) with respect to such Class on such Distribution Date and (iv) any amounts payable to the Certificate Insurer for unreimbursed Insured Amounts attributable to such Class paid on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium from prior Distribution Dates for the related Class].

     The "Coverage Amount" with respect to any Distribution Date and each Class of Class A Certificates is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds (y) the Class A Certificate Principal Balance of the related Class of Class A Certificates as of such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The required level of the Coverage Amount with respect to any Distribution Date (the "Required Coverage Amount") will be equal to the amount specified as such in the Pooling and Servicing Agreement. With respect to the Class A-1 Certificates and the Class A-2 Certificates, the Pooling and Servicing Agreement will provide that the applicable Required Coverage Amount in respect of the related Class of Class A Certificates may increase or decrease during the period such Class A Certificates remain outstanding. With respect to the Class
A-2 Certificates, if on any Distribution Date occurring after [     ], the
amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for a period of six consecutive Distribution Dates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the applicable Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount with respect to such Class will result in a decelerated amortization of such Class until such Required Coverage Amount is reached.

     The application of Excess Cash to reduce the Class A Certificate Principal Balance of the related Class and thereafter to reduce the Class A Certificate Principal Balance of the other Class on any Distribution Date will have the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group.

     In the event that the Required Coverage Amount with respect to a Class of Class A Certificates is permitted to decrease or "step down" on any Distribution Date in the future, the Pooling and Servicing Agreement will provide that all or a portion of the Excess Cash that would otherwise be distributed to the related Class of Class A Certificates on any such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class will be distributed to the other Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class until the Required Coverage Amount with respect to the other Class of Class A Certificates is reached, and thereafter applied to reimburse [the Certificate Insurer and] the Servicer[, in that order,] for any amounts to which they may then be entitled. Any remaining Excess Cash shall be distributed to the holder of the Class R Certificate. This may have the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans, and of reducing the related Coverage Amount. If, on any Distribution Date, the Coverage Surplus with respect to the related Class of Class A Certificates is, or, after taking into account distributions of Monthly Principal (without taking into account any reduction thereof as a result of a Coverage Surplus on such Distribution Date), would be, greater than zero (i.e., the Coverage Amount is or would be greater than the then applicable

Required Coverage Amount), then any amounts that would otherwise be distributed to such Class on such Distribution Date as Monthly Principal will instead be distributed to the other Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class until the then applicable Required Coverage Amount with respect to the other Class of Class A Certificates, is reached, and thereafter applied to reimburse [the Certificate Insurer and] the Servicer, in that order, for any amounts to which they may be then entitled. Any remaining Excess Cash will be paid to the holder of the Class R Certificate, in an amount equal to [the lesser of (x) the remaining amount of such Coverage Surplus not used to reimburse the Certificate Insurer for such Mortgage Loan Group and (y)] the amount of the Monthly Principal for such Distribution Date. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Surplus" means, the amount, if any, by which (x) the Coverage Amount for such Class and such Distribution Date exceeds (y) the then applicable Required Coverage Amount for such Class and such Distribution Date. As a technical matter, a Coverage Surplus may result even prior to the occurrence of any decrease or "step down" in the related Required Coverage Amount because the related Class of Class A Certificates will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the related Class A Certificate Principal Balance will, as a result of the initial overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, in the absence of any Realized Losses (as defined herein) on the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that, on any Distribution Date, all amounts collected on the Mortgage Loans in the related Mortgage Loan Group in respect of principal during the applicable Collection Period will be distributed to holders of the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date, except as provided above with respect to any Distribution Date for which there exists a Coverage Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Pooling and Servicing Agreement will not require that the amount of any Realized Loss be distributed to Class A Certificateholders on the Distribution Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Coverage Amount for the related Class of Class A Certificates, and will result in more Excess Cash, if any, being distributed on the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on subsequent Distribution Dates than would be the case in the absence of such Realized Loss. The effect of the foregoing is to allocate losses to the holder of the Class R Certificate by reducing, or eliminating entirely, payments of Excess Cash to which such Certificateholder would otherwise be entitled.

     [Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement will require the Trustee to make a claim for an Insured Amount under the Certificate Insurance Policy not later than the second Business Day prior to any Distribution Date as to which the Trustee has determined that a Coverage Deficit with respect to a Class of Class A Certificates will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the related Class of Class A Certificateholders on such Distribution Date. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Deficit" will mean the amount, if any, by which (x) the related Class A Certificate Principal Balance, after taking into account all distributions to be made on such Distribution Date in reduction thereof, including any Excess Cash distributions in respect of the Mortgage Loan Group relating to the other Class of Class A Certificates, exceeds (y) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the applicable Collection Period. Accordingly, the Certificate Insurance Policy is similar to the provisions described above insofar as the Certificate Insurance Policy guarantees ultimate collection of the full amount of the Class A Certificate Principal Balance of each Class of Class A Certificates, rather than current payments of the amounts of any Realized Losses to the holders of each Class of Class A Certificates. INVESTORS IN THE CLASS A CERTIFICATES SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS APPLICABLE TO THE MORTGAGE LOAN GROUPS, THEY MAY TEMPORARILY RECEIVE NO DISTRIBUTIONS IN REDUCTION OF THE CLASS A CERTIFICATE PRINCIPAL BALANCE OF THEIR RESPECTIVE CLASS.]

[THE CERTIFICATE INSURANCE POLICY

     The Certificate Insurer will issue a Certificate Insurance Policy in favor of the Trustee for the benefit of the related Class A Certificateholders. The Certificate Insurance Policy unconditionally and irrevocably guarantees payment of the Class A Monthly Interest and any Coverage Deficit in respect of each Class of Class A Certificates on each Distribution Date. Insured Amounts paid by the Certificate Insurer under the Certificate Insurance Policy will not cover any Interest Shortfalls for the related Distribution Date.

     In the event that, on any Distribution Date, (i) the Available Funds for any Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group are less than the full amount of the Class A Monthly Interest for the related Class of Class A Certificates and such Distribution Date or (ii) a Coverage Deficit exists for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy for payment of:
(a) an amount equal to the amount necessary to pay the full amount of the Class A Monthly Interest for such Class on such Distribution Date and (b) an amount equal to any such Coverage Deficit (the amount of any shortfalls in the Class A Monthly Interest, together with any Coverage Deficit for such Class with respect to any Distribution Date is the "Insured Amount"). The Certificate Insurer will be obligated to pay to the Trustee on each Distribution Date the full amount of the Insured Amount under the Certificate Insurance Policy for such Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     Any portion of an Insured Amount distributed to the related Class of Class A Certificateholders will be allocated first to make up any shortfall on such Distribution Date in the related Class A Monthly Interest and second to make up any Coverage Deficit on such Distribution Date. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any shortfall in Class A Monthly Interest shall be distributed pro rata to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in proportion to the shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal Balance, until the Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until the Class A-1B Certificate Principal Balance is reduced to zero and thereafter to Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until the Class A-1C Certificate Principal Balance is reduced to zero.

     The Certificate Insurer will be subrogated to the rights of holders of the Class A Certificates to receive any payments on the related Class or subclass of Class A Certificates for which the Certificate Insurer paid Insured Amounts that were not subsequently reimbursed; provided, however, that the Certificate Insurer is not entitled to reimbursement on any Distribution Date for previously paid Insured Amounts unless the holders of the related Class or subclass of Class A Certificates will receive the full amount of the applicable Class A Monthly Interest on such Distribution Date and no Coverage Deficit exists with respect to the related Class of Class A Certificates.]

[THE CERTIFICATE INSURER PREMIUM

     The Certificate Insurer will be entitled to receive a monthly premium from the Trust (the "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related Class of Class A Certificates. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth (1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be
[ ]%; provided, however, that with respect to the Class A-2 Certificates and each Distribution Date commencing on the Distribution Date after
[               ], if the Coverage Amount for the Class A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate with respect to the Class A-2 Certificates and such Distribution Date shall be equal to [ ]% See "-- Distributions on the Certificates" herein.]

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of the Subordinate Certificateholders and Retained Certificateholders to receive distributions of interest and principal will be subordinated to such rights of the Fixed Rate Group Class A Certificates, to the extent described herein. This subordination is intended to enhance the
likelihood of regular receipt by such      .

     Certificateholders of the full amount of their scheduled monthly payments of interest and principal and to afford them protection against Realized Losses with respect to the Fixed Rate Group.

     The protection afforded to the Fixed Rate Group Class A Certificates by means of the subordination of the Subordinate Certificates, the Class C Certificates and the Class R Certificates will be accomplished by the preferential right of such Certificateholders to receive on each Distribution Date, prior to any distribution being made to the Subordinate Certificateholders, the Class C Certificateholders and the Class R Certificateholders, the amounts of interest due them and principal available for distribution to them on such Distribution Date and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificateholders, the Class C Certificateholders and the Class R Certificateholders.

     Similarly, and for the same reasons, the rights of the Class C Certificateholders, the Class R Certificateholders and of the Class M-2F and Class B-1F Certificateholders to receive distributions will be subordinated, to the extent described herein, to such rights of the Fixed Rate Group Class A and Class M-1F Certificateholders. Also for the same reasons, the rights of the Class C Certificateholders and the Class R Certificateholders, and the Class B-1F Certificateholders to receive distributions will be subordinated in the same manner to such rights of the Fixed Rate Group Class A and Class M Certificateholders. Finally, the rights of the Class C Certificateholders and the Class R Certificateholders to receive distributions will be subordinated in the same manner to all such rights of all of the Certificateholders such that such Class C Certificateholders and the Class R Certificateholders will receive no distributions in respect of interest or principal until all holders of Certificates relating to both Mortgage Loan groups have received all interest and principal due them on each Distribution Date.

APPLICATION OF REALIZED LOSSES

     If with respect to any Mortgage Loan that becomes a Liquidated Mortgage Loan during a Collection Period, the Net Liquidation Proceeds relating thereto and allocated to principal are less than the Principal Balance of such Mortgage Loan, the amount of such insufficiency shall constitute a "Realized Loss". To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate of the outstanding principal balances of the Mortgage Loans in such Mortgage Loan Group and accordingly will reduce the related Overcollateralization Amount. The application of related Monthly Excess Interest Amounts to fund Extra Principal Distribution Amounts and thereby reduce the Certificate Principal Balances of the related Certificates will increase the related Overcollateralization Amount. Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Retained Certificates, both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount.

     In the case of the Fixed Rate Group, if on any Distribution Date, after taking into account the foregoing and (i) all Realized Losses experienced with respect to a Mortgage Loan Group during the prior Collection Period, (ii) the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Fixed Rate Group Certificates on such Distribution Date and
(iii) the application of any Excess Monthly Cashflow Amount available from the Adjustable Rate Group to cover such Realized Losses to the extent described herein, the related Overcollateralization Amount is negative, then the Certificate Principal Balance of the Subordinate Certificates will be reduced without a corresponding principal distribution until such Overcollateralization Amount equals zero (the amount of such reduction, the "Applied Realized Loss Amount") in reverse order of seniority (i.e., first, against the Class B-1F Certificate Principal Balance until it is reduced to zero, second, against the Class M-2F Certificate Principal Balance, until it is reduced to zero, and third, against the Class M-1F Certificate Principal Balance until it is reduced to zero). The Certificate

Principal Balances of the Fixed Rate Group Class A Certificates and the Adjustable Rate Group Certificates will not be so written down. Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such reductions may, on future Distribution Dates, be reimbursed to Subordinate Certificateholders sequentially by Class (i.e., first, the Class M-1F Certificates, second, the Class M-2F Certificates and, third, the Class B-1F Certificates). Any such reimbursements will be made from any related Monthly Excess Cashflow Amount remaining on a future Distribution Date after the funding of any related Extra Principal Distribution Amount, any Interest Carry Forward Amounts and any Realized Loss Amortization Amounts with respect to related Subordinate Certificates of higher priority as described herein.

     In the case of the Adjustable Rate Group, Realized Losses remaining after such absorption by the Class R Certificates and Class C Certificates and the application of the related Monthly Excess Interest Amount and through the reduction of the related Overcollateralization Amount (including giving effect to the cross-collateralization feature of the Trust) to the extent of any Coverage Deficit will be covered by a draw on the Financial Guaranty Insurance Policy in the amount of such remaining Realized Losses. With respect to the Adjustable Rate Group only, the Financial Guaranty Insurer will have the right, but not the obligation, to fund related Realized Losses with respect to any Collection Period, which may have the effect of increasing the rate of amortization of either such class.

OVERCOLLATERALIZATION AND APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

     The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related Offered Certificates, and to the extent that there is overcollateralization, such Mortgage Loans will be generating still further excess interest relative to the coupons payable on the related Certificates. Any resulting excess interest collections (the "Monthly Excess Interest Amount") will first be applied to cover interest distributions on the related Certificates to the extent necessitated by losses or delinquencies. The remainder will be applied to make accelerated payments of principal (the "Extra Principal Distribution Amount") to the extent described herein. Any such application will cause the aggregate of the related Certificate Principal Balances to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, increasing the amount of collateralization.

     The overcollateralization mechanics of the Trust result in a limited acceleration of the Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, generally in the early months of the transaction. The accelerated amortization is achieved by the application of the excess interest amounts described above and certain amounts released from the other Mortgage Loan Group as described below, to the payment of the Certificate Principal Balances of the related Certificates. These features are intended to create overcollateralization equal to the excess of the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group over the aggregate Certificate Principal Balance of the related Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, such accelerated amortization features will cease, unless necessary to maintain the required level of overcollateralization.

     The Pooling and Servicing Agreement provides that, based on the delinquency and loss experience of each Mortgage Loan Group and Cumulative Loss Events relating to loss experience with respect to the Adjustable Rate Group, the required level of overcollateralization with respect to such Mortgage Loan Group may increase or decrease over time. In addition, the Pooling and Servicing Agreement provides that the required level of overcollateralization with respect to the Adjustable Rate Group may be modified, reduced or eliminated without the consent of any Certificateholders. An increase would result in a temporary period of accelerated amortization of the related Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

     As of the Closing Date, the Overcollateralization Amount with respect to each Mortgage Loan Group is less than the related Targeted Overcollateralization Amount. Absent Realized Losses, any Monthly Excess Interest Amounts will be paid as Extra Principal Distribution Amounts increasing each related Overcollateralization Amount up to the related Targeted Overcollateralization Amount. On each Distribution Date as of which the related Targeted Overcollateralization Amount has not been met (whether or not as a result of Realized Losses), an Extra Principal Distribution Amount will be distributed (subject to the availability of related Monthly Excess Interest Amounts). On any Distribution Date on which the Targeted Overcollateralization Amount steps down, the related Overcollateralization Release Amounts will not be passed through as a distribution of principal to the holders of the related Certificates on such Distribution Date such that the new Targeted Overcollateralization Amounts are not exceeded. The amortization of the related Certificates will accordingly be decelerated.

     Any Monthly Excess Cashflow Amount (i.e., the sum of the related Monthly Excess Interest Amount and the related Overcollateralization Release Amount) with respect to the Fixed Rate Group and any Distribution Date shall be applied in the following order of priority on such Distribution Date:

          (1) to fund any Interest Carry Forward Amount for the Fixed Rate Group Class A Certificates;

          (2) to fund the related Extra Principal Distribution Amount for such Distribution Date;

          (3) to fund any Interest Carry Forward Amount for the Class M-1F Certificates;

          (4) to fund any Class M-1F Realized Loss Amortization Amount;

          (5) to fund any Interest Carry Forward Amount for the Class M-2F Certificates;

          (6) to fund any Class M-2F Realized Loss Amortization Amount;

          (7) to fund any Interest Carry Forward Amount for the Class B-1F Certificates;

          (8) to fund any Class B-1F Realized Loss Amortization Amount;

          (9) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Fixed Rate Group;

          (10) to fund any amounts listed in clauses (1)through (5) below for such Distribution Date with respect to the Adjustable Rate Group to the extent such amounts have not been funded in full through the application of the Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group on such Distribution Date;

          (11) to fund a distribution to the Class C Certificateholders; and

          (12) to fund a distribution to the Class R Certificateholders.

     Any Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group shall be applied in the following order of priority on any Distribution
Date:

          (1) to fund any Interest Carry Forward Amount for the Adjustable Rate Group Certificates;

          (2) if the Financial Guaranty Insurer has not defaulted on its obligations under the Financial Guaranty Insurance Policy or any such default is not continuing, to the Financial Guaranty Insurer the amount of any unreimbursed payments of Insured Amounts (together with interest accrued on any unreimbursed payments of Insured Amounts with respect to any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium;

          (3) to fund the related Extra Principal Distribution Amount for such Distribution Date;

          (4) to reimburse the Financial Guaranty Insurer for any amounts due and owing under the Financial Guaranty Insurance Policy;

          (5) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Adjustable Rate Group;

          (6) to fund any amounts listed in clauses (2), (4), (6) and (8) above for such Distribution Date with respect to the Fixed Rate Group, to the extent such amounts have not been funded in full through the application of Monthly Excess Cashflow Amount with respect to the Fixed Rate Group on such Distribution Date; provided that any portion of the Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group Certificates that consists of any payment by the Financial Guaranty Investor will be excluded from such funding;

          (7) to fund a distribution to the Class C Certificateholder or make a payment of any Supplemental Interest Amount (which shall be made to the Adjustable Rate Group Certificates on a pro rata basis based on the outstanding Supplemental Interest Amounts due thereon), as the case may be; and

          (8) to fund a distribution to one or more of the Class R Certificateholders.

     The "Class A Certificate Principal Balance" of any Class of the Class A Certificates is the original Certificate Principal Balance of such Class as reduced by all Principal Distribution Amounts actually distributed to the Fixed Rate Group Class A Certificateholders on all prior Distribution Dates.

     "Class B-1F Certificate Principal Balance" means, as of any date of determination, the original Class B-1F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class B-1F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate cumulative amount of Class B-1F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class M-1F Certificate Principal Balance" means, as of any date of determination, the original Class M-1F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class M-1F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate, cumulative amount of related Class M-1F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class M-2F Certificate Principal Balance" means, as of any date of determination, the Original Class M-2F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class M-2F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate, cumulative amount of related Class M-2F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class B-1F Applied Realized Loss Amount" means, as to the Class B-1F Certificates and as of any Distribution Date, the lesser of (x) the related Class B-1F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the related Class B-1F Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the related Applied Realized Loss Amount as of such Distribution Date.

     "Class M-1F Applied Realized Loss Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-1F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the related Class M-1F Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the related Class M-2F Applied Realized Loss Amount and the related Class B-1F Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-2F Applied Realized Loss Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-2F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount, but prior to the application of the related Class M-2F Applied Realized Loss Amount, if any) and (y) the excess of (i) the related Applied Realized Loss Amount over (ii) the Class B-1F Applied Realized Loss Amount as of such Distribution Date.

     "Class B-1F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the Class B-1F Unpaid Realized Loss Amount as of such Distribution Date and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the Interest Carry Forward Amounts payable to the Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-2F Realized Loss Amortization Amount, the

Class M-1F Interest Carry Forward Amount, the Class M-2F Interest Carry Forward Amount and the Class B-1F Interest Carry Forward Amount, in each case for such Distribution Date.

     "Class M-1F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-1F Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the Interest Carry Forward Amounts payable to Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount and the related Class M-1F Interest Carry Forward Amount.

     "Class M-2F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-2F Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the related Class A Interest Carry Forward Amounts payable to Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount, the related Class M-1F Realized Loss Amortization Amount, the related Class M-1F Interest Carry Forward Amount and the related Class M-2F Interest Carry Forward Amount.

     "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.]

MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST AND INTEREST SHORTFALLS

     Not later than the close of business on the Deposit Date prior to each Distribution Date, the Servicer will be required to remit a Monthly Advance, if any, to the Trustee for deposit in the Certificate Account to be distributed on the related Distribution Date. A "Monthly Advance" with respect to each Class of Class A Certificates will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property in the related Mortgage Loan Group which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Interest Rate (net of the Servicing
Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     In the course of performing its servicing obligations during any Collection Period with respect to each Mortgage Loan Group, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations as it deems appropriate and advisable under the circumstances ("Servicing Advances" and together with Monthly Advances, "Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; (iii) the management and liquidation of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan; and (iv) payments in respect of real estate taxes and assessments [and insurance premiums]. The Pooling and Servicing Agreement provides that the Servicer may pay all or a portion of any Advance out of amounts on deposit in the Collection Account which are being held for distribution on a subsequent Distribution Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Distribution Date.

     The Servicer may recover Monthly Advances and Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance or Monthly Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Trust Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will not be ultimately recoverable from late collections, Trust Insurance Proceeds, Liquidation Proceeds on the related

Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Distribution Date thereafter on which Available Funds remaining in the Certificate Account would otherwise be distributable to the Class R Certificateholder.

     The Servicer will not be required to make any Servicing Advance which it determines would be a Nonrecoverable Advance.

     With respect to each Mortgage Loan as to which a prepayment was received, which became a Liquidated Mortgage Loan or was otherwise charged off during the Collection Period related to a Distribution Date, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the applicable Servicing Fee, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period ("Compensating Interest Payments") for distribution on the related Class of Class A Certificates on such Distribution Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee for the related Mortgage Loan Group in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest due and payable on the related Class of Class A Certificates on such Distribution Date and such reduction will not be recoverable thereafter. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are, collectively, "Interest Shortfalls"). See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus. [Interest Shortfalls will not be covered by the Certificate Insurance Policy.]

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders, the Trustee will mail a statement to each Class A-1A Certificateholder, Class A-1B
Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder in the form required by the Pooling and Servicing Agreement and setting forth the following information:

          (a) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders and Class A-2 Certificateholders allocable to (i) Monthly Principal and (ii) any Excess Cash distribution;

          (b) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders and Class A-2 Certificateholders allocable to Class A Monthly Interest;

          (c) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders allocable to any Excess Cash distribution attributable to the Adjustable Rate Group and the amount of such distribution to Class A-2 Certificateholders allocable to any Excess Cash distribution attributable to the Fixed Rate Group;

          (d) the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-1C Certificate Principal Balance and the Class A-2 Certificate Principal Balance of the related Class or subclass after giving effect to the distribution of Monthly Principal and any Excess Cash applied to reduce the related Certificate Principal Balance on such Distribution Date with respect to such Class or subclass;

          (e) the Aggregate Principal Balance of the related Mortgage Loan Group and the Group Factor (as defined below) for the following Distribution Date;

          (f) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any, with respect to the related Mortgage Loan Group;

          (g) the number and the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group delinquent (i) one month,
     (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (h) the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group in foreclosure or other similar proceedings and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          [(i) the Insured Amount, if any, relating to the related Class of Class A Certificates and such Distribution Date;]

          (j) the amount of the Servicing Fee paid to or retained by the Servicer in respect of the related Mortgage Loan Group for the related Collection Period; and

          (k) the Coverage Amount, the then applicable Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any, in respect of the related Mortgage Loan Group.

     In the case of information furnished pursuant to clauses (a) through (c) above, the amounts shall be expressed as a dollar amount per Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate and Class A-2 Certificate with a $1,000 principal denomination.

     As to any Distribution Date, the "Group Factor" will be the percentage obtained (carried to eight decimal places, rounded down) by dividing the Aggregate Principal Balance of the related Mortgage Loan Group on such Distribution Date (after giving effect to any distribution of principal on the Class A Certificates on such Distribution Date) by the Aggregate Principal Balance of the related Mortgage Loan Group as of the Cut-off Date.

     Within 90 days after the end of each calendar year, the Trustee will mail to each person who at any time during such calendar year was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder and to the Underwriters a statement containing the information set forth in clauses (a) through (c) above, aggregated for such calendar year or, in the case of each person who was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon the payment to Certificateholders of all amounts held in the Certificate Account or by or on behalf of the Servicer and required to be paid to the Certificateholders pursuant to the Pooling and Servicing Agreement following the earlier of (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price not less than the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of each Mortgaged Property then held by the Trust (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders), plus one month's interest at the interest rate on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired by the Trust) less any payments of principal and interest received during the related Collection Period in respect of such Mortgage Loans; and (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired in respect of any Mortgage Loan. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. The right of the Servicer to make the purchase described in clause (a) above is conditioned upon the Pool Balance prior to such purchase being less than [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit.

     [In addition, the Certificate Insurer will have the option to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the Trust at the price set forth in the immediately preceding paragraph plus the amount of any outstanding and unpaid fees and expenses of the Trustee and the Servicer if, on any Distribution Date, Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans.]

     The Pooling and Servicing Agreement will provide that notice of any termination, specifying the final Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to Certificateholders specifying (a) the Distribution Date for the final distribution, (b) the amount of any such final distribution and (c) that the final distribution will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer [or the Certificate Insurer] and the fair market value of any acquired property is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the holder of the Class R Certificate and, second, to the holders of the Class A Certificates. The distribution on the final Distribution Date in connection with the purchase by the Servicer [or the Certificate Insurer] of the assets of the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Class A Certificates.

     Any such termination of the Trust by the Servicer [or the Certificate Insurer] will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of a satisfactory opinion of counsel that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1) or (ii) cause the REMIC Pool to fail to qualify as a REMIC.

THE TRUSTEE

     [Name of Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee is entitled to certain fees and reimbursement of expenses. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

                               THE MORTGAGE LOANS

GENERAL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than
$[            ] will be added to the Prefunding Account Deposit on the Closing
Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group set forth herein may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the Mortgage Pool may vary from the description below due to a number of factors, including prepayments and the purchase of Subsequent Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     None of the Mortgage Loans is or will be insured or guaranteed by the Sponsor, the Servicer, the Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

     A schedule of the Initial Mortgage Loans included in the Mortgage Loan Group as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX
A: Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after the expiration of the Commitment Period.

     The term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group or in the Mortgage Pool, as specified. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding. For a more detailed description of certain characteristics of the Initial Mortgage Loans in tabular form, see "ANNEX A: Description of the Mortgage Pool" at the end of this Prospectus Supplement.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Initial Mortgage Loans contained in the Fixed Rate Group are secured by first, second and third liens with respect to the related Mortgaged Properties. Substantially all of the Initial Mortgage Loans contained in the Adjustable Rate Group are secured by first and second liens on the related Mortgaged Properties. The Class A-1 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-2 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

     Each Mortgage Loan will have the interest due thereon computed on an actuarial basis. Each Mortgage Loan generally will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge, however, will not be available to the Trust but will instead be paid to the Servicer as additional servicing compensation. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     In connection with the assignment of the Initial Mortgage Loans to the Trust, the Sponsor will represent and warrant that, among other things, as of the opening of business on the Cut-off Date, and excluding Mortgage Loans for which a substitution is made prior to the Closing Date, no Mortgage Loan had
three or more monthly payments past due, not more than [     ]% of the Initial
Mortgage Loans (by Cut-off Date Principal Balance) had two or more monthly
payments past due and not more than [     ]% of the Initial Mortgage Loans (by
Cut-off Date Principal Balance) had one or more monthly payments past due. However, investors in the Class A Certificates should be aware that only approximately [ ]% and approximately [ ]%

(by Cut-off Date Principal Balance) of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, had a first monthly payment
due on or before [     ] and it was not possible for any Mortgage Loan other
than such Mortgage Loans to have had two or more monthly payments past due as of the Cut-off Date.

FIXED RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group was $[ ]. Approximately [ ]%, [ ]% and [ ]% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two-to four-family residences and units in condominium developments, respectively, and no more than [ ]% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]%. The maximum and
average current balances as of the Cut-off Date were approximately $[     ] and
$[     ], respectively. The average appraised value of the Mortgaged Properties
securing Mortgage Loans in the Fixed Rate Group was approximately $[     ]. The
"Combined Loan-to-Value Ratio" is the sum of the outstanding principal balance (at origination of each Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the Original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (or, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

     The interest rates borne by the Initial Mortgage Loans (each, a "Mortgage Interest Rate") in the Fixed Rate Group as of the Cut-off Date ranged from approximately [ ]% per annum to [ ]% per annum. As of the Cut-off Date, the weighted average Mortgage Interest Rate of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]months. The weighted average original term to maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ] months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Fixed Rate Group was less than [ ] months.

     Based on the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date, approximately [ ]% of the Mortgage Loans (by Cut-off Date Principal Balance) provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated term. The remaining approximately [ ]% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) are Balloon Loans which provide for regular monthly payments of principal and interest computed on the basis of an amortization term of 360 months that is longer than the related term to stated maturity, with a "balloon" payment due at stated maturity that will be significantly larger than the monthly payments. The Mortgage Loans in the Fixed Rate Group have original terms to stated maturity of up to 30 years.

ADJUSTABLE RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $[ ]. Approximately [ ]%,
[ ]% and [ ]% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two-to four-family residences and units in condominium developments, respectively, and no more than [ ]% of the Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ]%. The maximum and average current balances as of the

Cut-off Date were approximately $[     ] and $[     ], respectively. The average
appraised value of the Mortgaged Properties securing Initial Mortgage Loans in
the Adjustable Rate Group was approximately $[     ].

     The Initial Mortgage Loans in the Adjustable Rate Group bear interest rates that, after a period of approximately six months, two years, three years or five years following the related date of origination, adjust based on either (i) the London interbank offered rate for six-month United States Dollar deposits (the "six-month LIBOR index") based on quotations of major banks as published in The Wall Street Journal or (ii) the one-year CMT index. The Initial Mortgage Loans in the Adjustable Rate Group that have interest rates adjusted on the basis of the six-month LIBOR index have semi-annual interest rate and payment adjustment frequencies after the applicable next interest rate adjustment date. The Initial Mortgage Loans that have interest rates adjusted on the basis of the one-year CMT index have annual interest rate and payment adjustment frequencies after the applicable next interest rate adjustment date. As of the Cutoff Date, not more than [ ]% of the Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) have Mortgage Interest Rates that remain fixed for a period of approximately two years, three years or five years from the related date of origination and thereafter are adjustable semi-annually on the basis of the six-month LIBOR index, subject to the initial and periodic rate adjustment caps described below. As of the Cut-off Date, the weighted average remaining period to the next interest rate adjustment date for the Initial Mortgage Loans was approximately [ ] months.

     Each Mortgage Loan in the Adjustable Rate Group that has its interest rate adjusted on the basis of the six-month LIBOR index has a semi-annual rate adjustment cap of [ ]% to [ ]% above the then current interest rate for such Mortgage Loan. In addition, each Mortgage Loan in the Adjustable Rate Group that has an initial rate adjustment date that is approximately two years, three years or five years from its date of origination has or will have an initial rate adjustment cap of [ ]% to [ ]% above the related initial Mortgage Interest Rate. Each Mortgage Loan in the Adjustable Rate Group that has its interest rate adjusted on the basis of the one-year CMT index has an annual rate adjustment cap of [ ]% above the then current interest rate for such Mortgage Loan. The Mortgage Loans in the Adjustable Rate Group have a weighted average periodic rate adjustment cap as of the Cut-off Date equal to approximately [ ]%. As of the Cut-off Date, the weighted average Mortgage Interest Rate was approximately [ ]% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-off Date of approximately [ ]%. The initial gross margin for the Initial Mortgage Loans in the Adjustable Rate Group ranged from approximately [ ]% to [ ]%. The interest rates borne by the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from approximately [ ]% per annum to approximately [ ]% per annum. As of the Cut-off Date, the maximum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group (the "Maximum Rates") ranged from [ ]% per annum to [ ]% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average Maximum Rate as of the Cut-off Date of approximately [ ]% per annum. As of the Cut-off Date, the minimum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group after their respective first interest adjustment dates (the "Minimum Rates") ranged from approximately [ ]% per annum to approximately [ ]% per annum. As of the Cut-off Date, the weighted average Minimum Rate was approximately [ ]% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ] months. The weighted average original term to maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ] months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Adjustable Rate Group was less than [ ] months.

     Approximately [ ]% of the Initial Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) are Balloon Loans.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Pool is subject to the following requirements: (i) no Subsequent Mortgage Loans may be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date, (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 30 years; (iii) each Subsequent Mortgage Loan will have an interest rate of not less than [ ]% if it is a fixed rate Mortgage Loan and an initial interest rate of not less than [ ]% if it is an adjustable rate Mortgage Loan,
(iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The
Originators -- Underwriting Guidelines -- Sponsor's Guidelines" in the Prospectus, and (v) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in the related Mortgage Loan Group (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least [ ]% with respect to the Mortgage Loans in the Fixed Rate Group and an initial weighted average Mortgage Interest Rate of at least [ ]% with respect to the Mortgage Loans in the Adjustable Rate Group; (b) will each have a principal balance not in excess of $[ ]; and (c) may include Mortgage Loans that bear interest based on the one-year CMT index, provided that the aggregate Subsequent Cut-off Date Principal Balance of such Mortgage Loans does not exceed [ ]% of the sum of the Aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group plus the portion of the Prefunding Account Deposit that is attributable to the Adjustable Rate Group on the Closing Date. See "Risk Factors -- The Subsequent Mortgage Loans and the Prefunding Account" herein. [In addition, the transfer of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date is subject to the approval of the Certificate Insurer.]

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Sponsor or the Servicer [or purchases of the Mortgage Loans by the Certificate Insurer]. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ between the Mortgage Loan Groups at any time because of specific factors relating to the Mortgage Loans in the particular group, including, among other things, the age of the Mortgage Loans, the manner in which the Mortgage Interest Rates on the Mortgage Loans are calculated, the geographic locations of the Mortgaged Properties and the extent of the Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and unemployment.

     Because all amounts available for distribution on each Class of Class A Certificates after distributions in respect of the Class A Monthly Interest on such Class, including all or a portion of the Excess Cash, are applied as reductions of the Class A Certificate Principal Balance of the related Class, the weighted average lives of such Certificates will be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the related Class A Certificate Principal Balance of each Class, the aggregate payments in reduction of the related Class A Certificate Principal Balance of each Class on a Distribution Date will usually be greater than the aggregate amount of principal payments (including prepayments) on the Mortgage Loans in the related Mortgage Loan Group distributable on such Distribution Date. As a consequence, Excess Cash available for distribution in reduction of the Class A Certificate Principal Balance of a Class will increase in proportion to the outstanding Class A Certificate Principal Balance of the related Class over time in the absence of offsetting Realized Losses on the Mortgage Loans in the related Mortgage Loan Group.

     Excess Cash attributable to any Mortgage Loan Group will be distributed on the related Class of Class A Certificates in reduction of the related Class A Certificate Principal Balance of such Class on each

Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class (after application of Excess Cash to cover any Class A Monthly Interest shortfall for such Class). If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cash is distributed to Class A Certificateholders. If the actual rate of Excess Cash distributions on the Class A Certificates applied in reduction of the related Class A Certificate Principal Balance is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash distributions applied in reduction of the related Class A Certificate Principal Balance is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of Mortgage Loans, by adjustments of adjustable Mortgage Interest Rates with respect to Mortgage Loans in the Adjustable Rate Group and by adjustments in the Class A-2 Pass-Through Rate. The amount of Excess Cash distributed to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. In this regard, the Pooling and Servicing Agreement provides that on and after a Class A-2 Trigger Event Date, the Required Coverage Amount in respect of the Class A-2 Certificates will be increased for each Distribution Date thereafter; provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for a period of six consecutive Distribution Dates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached. Conversely, any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

     If the aggregate Principal Balances of the Mortgage Loans in the Fixed Rate Group is less than the Aggregate Certificate Principal Balance with respect to the related Certificates, the yield to maturity on the Class B-1F Certificates will be extremely sensitive to losses on the related Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Monthly Excess Cashflow Amount, because the entire amount of losses will be allocated to such Certificates. Similarly, if the aggregate Principal Balances of the Mortgage Loans in the Fixed Rate Group is less than the Aggregate Certificate Principal Balance with respect to the related Certificates and the Certificate Principal Balance of the Class B-1F Certificates has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Monthly Excess Cashflow Amount, because the entire amount of losses will be allocated to such Class M Certificates. Furthermore, because interest and principal distributions are paid to certain Classes of the Fixed Rate Group Certificates before other Classes, holders of Classes having a lower priority of payment bear a greater risk with respect to Realized Losses than holders of Classes having higher priorities for distributions of interest and principal.

PROJECTED PREPAYMENTS AND YIELDS FOR THE CLASS A CERTIFICATES

     If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on a home equity loan is often smaller than the monthly payment on a purchase money first mortgage loan. Consequently, a decrease in the interest rate payable results in a smaller reduction in the amount of the monthly payment on the smaller balance loan. Conversely, if prevailing interest rates rise appreciably above the interest rate on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans.

     The "Final Scheduled Payment Dates" for the Class A Certificates are set forth in the "Summary of Terms" herein. For the Class A-1A Certificates and the Class A-1B Certificates, the Final Scheduled Payment Date is the latest date on which the Certificate Principal Balances of the Class A Certificates would be reduced to zero, assuming (i) no prepayments are received on the Mortgage Loans;
(ii) scheduled monthly payments on the Mortgage Loans are timely received; and
(iii) Excess Cash will be used to make accelerated principal payments on the Class A Certificates. The Final Scheduled Payment Date for the Class A-1C Certificates and the Class A-2 Certificates is the Distribution Date two years and two months after the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool. The weighted average lives of the Class A Certificates are likely to be shorter, and the actual final Distribution Date could occur significantly earlier than the Final Scheduled Payment Dates because (i) prepayments are likely to occur which shall be applied to the payment of the Class A Certificate Principal Balances of the Class A Certificates, (ii) distributions of Excess Cash may occur on each Distribution Date which will accelerate the amortization of the Class A Certificates, (iii) the Servicer may cause a termination of the Trust when the Aggregate Principal Balance of the Mortgage Loans in the Trust has declined to less than 10% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit and [(iv) the Certificate Insurer may cause a termination of the Trust on any Distribution Date on which Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed 25% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans].

     The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions, except as set forth in the respective
tables: (i) the Class A Certificates are purchased on [          ]; (ii) the
Trustee on behalf of the Trust purchases Subsequent Mortgage Loans equal to the Prefunding Account Deposit; (iii) the Mortgage Interest Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of the applicable Gross Margin plus the applicable Index (such sum being subject to the assumed periodic adjustment caps set forth below and, in the case of Mortgage Loans with a six-month LIBOR index having initial Mortgage Interest Rates that remain fixed for a period of approximately two, three or five years from the related dates of origination, an assumed
initial interest rate adjustment cap of [          ]%; (iv) scheduled payments
are timely received on the first day of each month commencing in [          ]
([          ] with respect to the Subsequent Mortgage Loans); (v) distributions on the Class A Certificates are received, in cash, on the 15th day of each
month, commencing in [          ]; (vi) no defaults or delinquencies in, or
modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (vii) prepayments represent payment in full of individual Mortgage Loans and are received on the
last day of each month, commencing in [          ] ([          ] with respect to
the Subsequent Mortgage Loans) and include 30 days' interest thereon; (viii) the Mortgage Loans prepay according to the indicated Prepayment Scenario as
described below; (ix) six-month LIBOR is [          ]% for the first month and
for each Interest Period thereafter remains constant at [          ]%, one-year
CMT is [          ]% for the first month and for each Interest Period thereafter
remains constant at [     ]% and, for Interest Periods on or prior to the
Distribution Date in [                    ], the Class A-2 Pass-Through Rate
remains constant at [          ]% and for each Interest Period thereafter
remains constant at [     ]%; (x) early termination occurs in the manner set
forth in the respective tables; (xi) no Class A-2 Trigger Event Date occurs;
(xii) the initial overcollateralization step down referred to herein under the caption "Description of the Certificates -- Overcollateralization Feature" occurs at the earliest possible time on a single Distribution Date, whereas under the Pooling and Servicing Agreement such initial step down would occur over the succeeding 12 months; and (xiii) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                           [INITIAL FIXED RATE GROUP

                                                                REMAINING         ORIGINAL
                                             REMAINING           TERM OF          TERM OF
                      GROSS MORTGAGE          TERM TO          AMORTIZATION     AMORTIZATION     AMORTIZATION
PRINCIPAL BALANCE     INTEREST RATE      MATURITY (MONTHS)       (MONTHS)         (MONTHS)          METHOD
-----------------     --------------     -----------------     ------------     ------------     ------------


                          SUBSEQUENT FIXED RATE GROUP

                                                                REMAINING         ORIGINAL
                                             REMAINING           TERM OF          TERM OF
                      GROSS MORTGAGE          TERM TO          AMORTIZATION     AMORTIZATION     AMORTIZATION
PRINCIPAL BALANCE     INTEREST RATE      MATURITY (MONTHS)       (MONTHS)         (MONTHS)          METHOD
-----------------     --------------     -----------------     ------------     ------------     ------------


                         INITIAL ADJUSTABLE RATE GROUP

                                                                                    MONTHS TO
                                    MAXIMUM         REMAINING TERM                    NEXT          ORIGINAL
              GROSS MORTGAGE     GROSS MORTGAGE           OF                        MORTGAGE        TERM TO
PRINCIPAL        INTEREST           INTEREST         AMORTIZATION       GROSS         RATE          MATURITY      AMORTIZATION
 BALANCE           RATE               RATE             (MONTHS)        MARGIN        CHANGE         (MONTHS)         METHOD
---------     --------------     --------------     --------------     -------     -----------     ----------     ------------

            PERIODIC
PRINCIPAL  ADJUSTMENT
 BALANCE      CAP          INDEX
---------  ----------     -------

                        SUBSEQUENT ADJUSTABLE RATE GROUP

                                                                                    MONTHS TO
                                    MAXIMUM         REMAINING TERM                    NEXT          ORIGINAL
              GROSS MORTGAGE     GROSS MORTGAGE           OF                        MORTGAGE        TERM TO
PRINCIPAL        INTEREST           INTEREST         AMORTIZATION       GROSS         RATE          MATURITY      AMORTIZATION
 BALANCE           RATE               RATE             (MONTHS)        MARGIN        CHANGE         (MONTHS)         METHOD
---------     --------------     --------------     --------------     -------     -----------     ----------     ------------

            PERIODIC
PRINCIPAL  ADJUSTMENT
 BALANCE      CAP         INDEX]
---------  ----------     -------

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A-1 Certificates and the Class A-2 Certificates because collections otherwise payable to the Class R Certificate are applied as principal prepayments to the Class A Certificates until the outstanding Class A Certificate Principal Balance of the related Class is less than the Aggregate Principal Balance of the related Mortgage Loan Group by the Required Coverage Amount for such Mortgage Loan Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The Class A Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds in CPR to one-tenth ( 1/10) the given HEP percentage and increases by an additional one-tenth ( 1/10) each month thereafter until the tenth month, whereupon it remains at a CPR equal to the given HEP percentage.

     Neither the CPR or HEP nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR or HEP, as applicable. The Sponsor is not aware of any existing statistics that provide a reliable basis for prospective investors in the Class A Certificates to predict the amount or timing of receipt of prepayments on the Mortgage Loans.

     The Prepayment Scenarios are defined as follows:

                                                               PERCENTAGES OF HEP
                                     ----------------------------------------------------------------------
                                     SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
                                     ----------    -----------    ------------    -----------    ----------
    Fixed Rate Group...............
    Adjustable Rate Group..........

                             WEIGHTED AVERAGE LIFE
                            CLASS A-1A CERTIFICATES

                                                        WEIGHTED AVERAGE LIFE            EARLIEST
                PREPAYMENT SCENARIO                            (YEARS)              RETIREMENT DATE(1)
----------------------------------------------------    ---------------------       ------------------
I...................................................
II..................................................
III.................................................
IV..................................................
V...................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                            CLASS A-1B CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE     EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                  DATE(1)
---------------------------------------------------------  ---------------------     -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                            CLASS A-1C CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE     EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                  DATE(1)
---------------------------------------------------------  ---------------------     -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Purchase Account Deposit.

                             CLASS A-2 CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE     EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                  DATE(1)
---------------------------------------------------------  ---------------------     -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately [     ]% of the Initial Mortgage Loans (by Cut-off Date
Principal Balance) were originated by one or more affiliates of the Sponsor (the
"Affiliated Originators"). The remaining [     ]% of the Initial Mortgage Loans
were originated by entities not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators") and acquired by the Sponsor in arm's-length transactions. Certain of the Subsequent Mortgage Loans may be originated by Unaffiliated Originators, but the Sponsor does not anticipate that the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Subsequent Mortgage Loans) that have been originated by Unaffiliated Originators will be materially different from the proportion of Initial Mortgage Loans originated by Unaffiliated Originators. See "The Originators" in the Prospectus.

UNDERWRITING OF MORTGAGE LOANS

     The Mortgage Loans originated by Affiliated Originators were underwritten in accordance with standard guidelines (the "Sponsor's Guidelines") developed by the Sponsor and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described in the Prospectus. The Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with applicable Sponsor's Guidelines. See "The Originators -- Underwriting Guidelines" in the Prospectus.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     Certain information concerning the delinquency and foreclosure experience,
for the three year period ended [          ], with respect to home equity
mortgage loans serviced by affiliates of the Sponsor, including home equity loans pooled and sold in the secondary market, is set forth under the caption "The Sponsor -- Mortgage Loan Delinquency and Foreclosure Experience" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated.

     The following table sets forth delinquency and foreclosure experience of home equity loans included in the Sponsor's servicing portfolio for the
[          ] months ended [          ].

                                                                                [  ] MONTHS
                                                                                   ENDED
                                                                                [          ]
                                                                              ----------------
Percentage of dollar amount of delinquent loans to loans serviced
  (period end)(1)(2)(3).....................................................
  One month.................................................................     [  ]%
  Two months................................................................     [  ]%
  Three or more months:
     Not foreclosed(4)......................................................     [  ]%
     Foreclosed(5)..........................................................     [  ]%
Percentage of dollar amount of loans foreclosed to loans serviced (period
  end)(2)(3)................................................................     [  ]%
Number of loans foreclosed..................................................      [  ]
Principal amount at time of foreclosure of foreclosed loans (in
  thousands)(3).............................................................     [$   ]
Losses on foreclosed loans originated or purchased and serviced (in
  thousands)................................................................     [$   ]

---------------

(1) Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated. The total outstanding principal balance of such loans serviced by the Sponsor as of the end of the period indicated includes many loans that will not have been outstanding long enough to give rise to the indicated periods of delinquency.

(3) Does not include loans for which only the servicing rights were purchased by the Company.

(4) Loans for which foreclosure proceedings have not concluded.

(5) Properties acquired by the Sponsor or private investors following foreclosure sale.

     Affiliates of the Sponsor commenced the pooling and securitization of home
equity loans for sale in the secondary market in [          ] and the Sponsor
has been pooling and securitizing home equity loans for sale in the secondary
market on a quarterly basis since [          ]. During the period from
[          ] through [          ], the percentage of properties that secured
home equity loans pooled and sold in the secondary market which were acquired by foreclosure to total home equity loans pooled and sold in the secondary market by the Sponsor or its affiliates during such period based on the principal balance of the foreclosed loans at foreclosure and the aggregate principal balances of such pooled and sold home equity loans, was approximately
[          ]%. The number of such home equity loans foreclosed during such
period ending [          ] was [          ]; the aggregate outstanding principal
balances of such foreclosed loans at foreclosure was approximately $[          ]
million. The number of such foreclosed loans which became liquidated loans
during such period was [          ]; the aggregate outstanding principal
balances at foreclosure of such liquidated loans were approximately
$[          ]; and losses realized on such liquidated loans totaled
approximately $[          ]. The foregoing information excludes any gains
realized on such foreclosed properties during such period ending
[                   ]. In addition, because foreclosures and losses typically
occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures and losses.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to either Mortgage Loan Group will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk

Factors -- Nature of the Security for Mortgage Loans" and "The
Originators -- Underwriting Guidelines" in the Prospectus.

SERVICING OF MORTGAGE LOANS

     The Servicer will service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement and the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans. Consistent with the foregoing, the Servicer may, in its discretion (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, or other fees which may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Pooling and Servicing Agreement if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition, or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on mortgage loans subject to the Relief Act.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause contained in the related Mortgage Note or mortgage, to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Additionally, the Servicer may, [with the prior written consent of the Certificate Insurer,] enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon or, if such person satisfies the Servicer's then current underwriting standards for mortgage loans similar to the Mortgage Loans and the Servicer finds it appropriate, the Mortgagor is released from liability thereon. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus.

     The Servicer, acting as agent for the Trust, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Trust. If, notwithstanding the foregoing, the placement of a lien or liens of equal or higher priority to that of the lien securing the related Mortgage Loan is consented to by the Servicer, the Pooling and Servicing Agreement will require that the Servicer purchase such Mortgage Loan at the applicable Purchase Price.

     The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers a monthly billing statement ten days prior to the monthly payment due date. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Pooling and Servicing Agreement) if a Monthly Payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     A a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the Mortgagor providing 30 days' notice of impending foreclosure action. During the 30 day notice period, collection efforts continue.

However, if no substantial progress has been made in obtaining delinquent monies from the Mortgagor, foreclosure proceedings will be commenced.

     Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, a real estate broker is selected to list and advertise the property.

     Servicing and collection practices may change over time in accordance with, among other things, the Servicer's business judgment, changes in portfolio and applicable laws and regulations.

     Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers with mortgage loans serviced by the Servicer may be the subject of solicitations from competitors of the Servicer to refinance their loans (including the Mortgage Loans). In order to maintain an ongoing relationship with such borrowers, the Servicer or an Affiliated Originator will usually solicit the refinancing of such loans pursuant to criteria that are applied to all loans then being serviced by the Servicer and not pursuant to criteria that would specifically target the Mortgage Loans. Such solicitations by the Servicer or an Affiliated Originator may include certain incentives (such as reduced origination or closing costs or pre-approved applications). Any such loans actually refinanced by the Servicer or an Affiliated Originator will generate fee income to the refinancing lender. Any refinancing of the Mortgage Loans, whether such refinancing is effected by the Servicer, an Affiliated Originator or a competitor, will affect the rate of prepayment of the Mortgage Loans.

SUB-SERVICING

     The Servicer intends to enter into sub-servicing agreements with other mortgage servicing institutions, which may include affiliates of the Sponsor, meeting the requirements set forth in the Pooling and Servicing Agreement (each, a "Sub-Servicer"), to service certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Pooling and Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer will be paid by the Servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default and as to which no satisfactory arrangements can be made for the collection of delinquent payments; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

     In the event that the Trust acquires any Mortgaged Property in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be disposed of by or on behalf of the Trust within two years after its acquisition by the Trust, unless (i) the Servicer, on behalf of the Trust, has applied for and received an extension of such two-year period pursuant to the applicable Code provisions, in which case the Servicer shall sell such Mortgage Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee shall have received a satisfactory opinion of counsel to the effect that the holding by the Trust of such Mortgaged Property more than two years after its acquisition will not result in a tax on prohibited transactions imposed by the Code, otherwise subject the REMIC Pool to tax or cause it to fail to qualify as a REMIC at any time any Certificates are outstanding. The Servicer will further ensure that the

Mortgaged Property is administered so that it constitutes "foreclosure property" as defined in the Code, that the sale of such Mortgaged Property does not result in the receipt by the REMIC Pool of any income from non-permitted assets as described in the Code and that the REMIC Pool does not derive any "net income from foreclosure property" as defined in the Code.

HAZARD INSURANCE

     Each Mortgage Loan that is secured by a first- or second-lien mortgage or deed of trust, as applicable, on the related Mortgaged Property requires the Mortgagor to maintain a hazard insurance policy for the corresponding Mortgaged Property. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding Mortgage Loan. Upon acquisition by the Sponsor of each Mortgage Loan, the Sponsor will have confirmed the existence of such hazard insurance and required that it be named as a joint loss-payee on the policy. In the event that the Mortgagor did not obtain such hazard insurance prior to the close of escrow, the Originator obtains a hazard insurance policy on behalf of the borrower and deducts the cost of such policy from the net funds paid to the borrower. However, if the Mortgagor obtains the necessary insurance within 30 days from the close of escrow, the Originator will refund a prorated portion of the cost of such Originator-obtained insurance to the Mortgagor. Such Originator-obtained insurance insures only against loss by fire.

     When a Mortgage Loan that is originated in California is secured by a second or third priority deed of trust on the related Mortgaged Property, the Originator will generally attempt to obtain, on the Mortgagor's behalf, a policy of contingent dual insurance (a "CDI Policy") which insures the Mortgaged Property against loss by fire in an amount equal to the original principal amount of the Mortgage Loan, naming the Originator as joint loss-payee. Any transfer of the related Mortgage Loan will include an assignment of the benefits of such CDI Policy. The entire premium for such CDI Policy is deducted from the net funds paid to the Mortgagor. In the event that the principal amount of such Mortgage Loan exceeds $100,000, the Mortgagor must provide additional hazard insurance to cover such amounts in excess thereof. In the event that the Mortgagor declines to obtain a CDI Policy, he may provide an endorsement of an existing hazard insurance policy or obtain new hazard insurance covering the full amount of the Mortgage Loan. In addition, if a CDI Policy is obtained on behalf of a Mortgagor who shows proof of the necessary insurance within 30 days after the close of escrow, the Originator will refund the cost of such CDI Policy to the Mortgagor. CDI Policies are generally not obtained with respect to loans secured by Mortgaged Properties located outside of California.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. Other hazards may be covered if specified in the policy. Although the policies are underwritten by different insurers and therefore do not contain identical terms and conditions, generally such policies do not cover physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The existence of a hazard insurance policy is verified upon origination of any Mortgage Loan meeting the criteria set forth above and the Servicer will maintain a record and monitor scheduled expirations of the related coverage, except with respect to policies that have no stated scheduled expiration. In the event the Servicer is made aware of any such expiration or cancellation, the Servicer will generally force-place hazard insurance covering loss by fire in an amount equal to 110% of the Principal Balance of the related Mortgage Loan.

     The Servicer will be required under the Pooling and Servicing Agreement to maintain on property acquired in foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of the Mortgaged Property or (b) the combined Principal Balance of such Mortgage Loan and the principal balance of each senior mortgage loan plus accrued interest and estimated Liquidation Expenses. The Pooling and Servicing Agreement will provide that the Servicer may satisfy this obligation by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans issued by an insurer acceptable to the Rating Agencies [and the Certificate Insurer]. If such blanket policy contains a deductible clause, the

Servicer will deposit in the Collection Account in respect of the related Distribution Date amounts which would have been deposited therein but for such clause. Generally, the Servicer will maintain no other policies of insurance on the Mortgage Loans or the Mortgaged Properties.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Servicing Fee will be the primary compensation to be paid to the Servicer in respect of its servicing activities and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The
"Servicing Fee Rate" for each Mortgage Loan Group will be [     ]% for each
Collection Period. In addition, the Servicer will retain the benefit, if any, from any investment of funds in the Collection Account and the Certificate Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities as Servicer under the Pooling and Servicing Agreement, including, among other things, the payment of fees for any Sub-Servicers. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Net Liquidation Proceeds. See "Description of the Certificates -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" herein.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

     The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

     In addition, the Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability.

     The Pooling and Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Pooling and Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Pooling and Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder.

         [THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER]

[THE CERTIFICATE INSURER

     The information set forth in this section has been provided by
[                 ] (the "Certificate Insurer"). No representation is made by the Sponsor or any of its affiliates as to the accuracy or completeness of any such information.

     The Certificate Insurer is a monoline insurance company incorporated in
[          ] under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly owned subsidiary of [                 ]
("[       ]"), a New York Stock Exchange listed company. Major shareholders of
[                 ] include [            ], [            ] and [            ].
No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at
[                 ], and its telephone number at that location is [          ].

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying
ability is rated "[       ]" by [                 ] and "[       ]" by
[                 ]. Such ratings reflect only the views of the respective
rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following tables sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally
accepted accounting principles as of [          ] (in thousands):

                                                                               [AS OF DATE]
                                                                               ------------
                                                                               (Unaudited)
    Unearned Premium Reserve (net of prepaid reinsurance premiums)...........
    Shareholder's Equity:
      Common Stock...........................................................
      Additional Paid-In Capital.............................................
    Unrealized Loss on Investments (net of deferred income taxes)............
      Accumulated Earnings...................................................
         Total Shareholder's Equity..........................................
              Total Unearned Premium Reserve and Shareholder's Equity........

     For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Certificate Insurer and its subsidiaries for the year ended
[            ], included as an exhibit to the Annual Report on Form 10-K for the
year ended [            ], and the unaudited financial statements of the
Certificate Insurer and its subsidiaries for the three month period ended
[            ], included as an exhibit to the Quarterly Report on Form 10-Q for
the period ended [            ], each of which has been filed with the
Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the
Certificate Insurer included in documents filed by [            ] pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Such consolidated financial statements of the Certificate Insurer and its subsidiaries have been prepared on the basis of generally accepted accounting principles. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted principles in making such determinations.

     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

[THE CERTIFICATE INSURANCE POLICY

     The Sponsor will obtain the Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the holders of the Class A Certificates. Under the Certificate Insurance Policy, the Certificate Insurer shall unconditionally and irrevocably guaranty to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of Class A Monthly Interest and any Coverage Deficit in respect of the related Class or subclass, as applicable, of Class A Certificates for the related Distribution Date. The Certificate Insurance Policy does not insure final payment of the Class A Certificates on any specific Distribution Date and does not cover Interest Shortfalls.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent following Receipt (as defined below) by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Distribution Date.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Insurance Policy, the Certificate Insurer shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the relevant Certificateholders are required to return principal or interest paid with respect to such Certificates during the term of the Certificate Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the relevant Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the relevant Certificates held by such Certificateholder against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) of
(i) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have certain rights of subrogation, as described in the Pooling and Servicing Agreement.

     The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, mean actual delivery to the Certificate Insurer and to the Certificate Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer has the right to terminate the Trust if Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of the Cut-off Date Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans. See "Description of the
Certificates -- Termination; Retirement of the Certificates" herein.

     The Certificate Insurance Policy is non-cancelable.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are disbursed by the Certificate Insurer in accordance with the Certificate Insurance Policy, whether or not such funds are properly distributed by the Trustee.

     The Certificate Insurance Policy does not guarantee to the holders of either Class of Class A Certificates any specific rate of prepayments of principal of the Mortgage Loans in the related Mortgage Loan Group. Payments of principal on the Class A Certificates are covered only to the extent of any Coverage Deficit on a Distribution Date, but such coverage will result in ultimate collection of the Certificate Principal Balance of each Class of Class A Certificates.

     Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer; (ii) the right to direct the actions of the Trustee during the continuation of a Servicer default; (iii) the right to require the Sponsor to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; and
(iv) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and Servicing Agreement. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Servicer or (ii) any amendment to the Pooling and Servicing Agreement (which consent will not be unreasonably withheld).]

[CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Certificate Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account), and the Trust (other than the Prefunding Account and the Capitalized Interest Account) will qualify, as a REMIC for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates and the Class A-2 Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on
the Class A-2 Certificates after the Distribution Date in [       ] as original
issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates.

     The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining whether any Class of Class A Certificates is issued with original
issue discount and the rate of accrual of original issue discount is [       ]%
of HEP (as defined under "Prepayment and Yield Considerations -- Projected Prepayments and Yields for the Class A Certificates"). No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.

SUPPLEMENTAL INTEREST AMOUNTS

     The beneficial owners of the Adjustable Rate Group Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the respective Adjustable Rate Group Certificates without the right to receive Supplemental Interest Amounts and (ii) the right to receive the Supplemental Interest Amounts. The beneficial owners of the respective Adjustable Rate Group Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Adjustable Rate Group Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

     A beneficial owner of an Adjustable Rate Group Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases the Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a period payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

     The right to receive the Supplemental Interest Amounts will not constitute:
(i) a "real estate asset" within the meaning of section 858(c)(5)(A) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code or a "permitted investment" within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

     If the Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, any Supplemental Interest Amount may not be paid in full.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates.

     The U.S. Department of Labor has granted to [       ] an administrative
exemption (Prohibited Transaction Exemption [ ], as amended; Exemption
Application No. [       ], [       ] Fed. Reg. [       ] ([       ])) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Moody's Investors Service ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

          (7) the trust must also meet the following requirements:

             (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

             (ii) certificates in such investment pools must have been rated in one of the three highest rating categories of Moody's, S&P, D&P or Fitch for at least one year prior the Plan's acquisition of certificates; and

             (iii) certificates evidencing interest in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined herein); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Servicer, [the Certificate Insurer], any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

     It is believed that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of Class A Certificates other than those within the control of the investors will be met after such time, provided that either the Subsequent Mortgage Loans are identified as of the Closing Date or the Subsequent Mortgage Loans have been acquired by the Trust on the Closing Date. The Sponsor expects to satisfy one or both of these conditions.

                                USE OF PROCEEDS

     The Sponsor intends to use the net proceeds to be received from the sale of the Class A Certificates to pay off certain indebtedness incurred in connection with the acquisition of the Initial Mortgage Loans, to fund the Prefunding Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates. No representation is made herein as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in the Class A Certificates.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related Pricing Agreement, (collectively, the "Underwriting Agreement") for the sale of
the Class A Certificates, dated [       ], the Sponsor has agreed to sell and
[       ] (collectively, the "Underwriters") have severally agreed to purchase the respective principal amounts of Class A Certificates set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Class A Certificates.

                                                     PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                     AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                     CLASS A-1A     CLASS A-1B     CLASS A-1C     CLASS A-2
                   UNDERWRITER                      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
--------------------------------------------------  ------------   ------------   ------------   -----------

Total.............................................

     The Underwriters have informed the Sponsor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Sponsor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

     [                    ], a United Kingdom broker-dealer and a member of the
Securities and Futures Authority Limited, has agreed that, as part of the distribution of the Class A Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Class A Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. The Underwriting Agreement does not limit sales of Class A Certificates offered hereby outside of the United States.

     Each of the Underwriters has further represented that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Class A Certificates to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can lawfully be issued or passed on.

                               [REPORT OF EXPERTS

     The consolidated balance sheets of the Certificate Insurer and its
subsidiaries as of [       ] and [       ] and the related consolidated
statements of income, changes in shareholder's equity and cash flows for each of
the [       ] years in the period ended [       ] incorporated by reference in
this Prospectus Supplement, have been incorporated herein in reliance on the
report of [       ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon
for the Sponsor by [       ]. [       ] will act as counsel for the
Underwriters. [Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon by inside counsel to the Certificate Insurer.]

                       RATING OF THE CLASS A CERTIFICATES

     It is a condition to the issuance of each of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-2
Certificates that each shall be rated "[       ]" by [       ] and "[       ]"
by [       ].

     Explanations of the significance of such ratings may be obtained from
[       ] and [       ]. Each rating will be the view only of the assigning
Rating Agency.

     [The ratings on the Class A Certificates are based in substantial part on the claims-paying ability of the Certificate Insurer. Any change in the ratings of the Certificate Insurer by the Rating Agencies may result in a change in the ratings of the Class A Certificates.]

     There is no assurance that any rating assigned to the Class A Certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Class A Certificates.

     The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class
A Certificates by [       ] and [       ].

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $5,000,000, will be added to the Prefunding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the actual Mortgage Pool may vary from the description below due to a number of factors, including the purchase of Subsequent Mortgage Loans on the Closing Date and prepayments of the Initial Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     The term "Aggregate Principal Balance" means the aggregate Principal Balance of the Mortgage Loans in the specified Mortgage Loan Group. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group"). The Initial Mortgage Loans comprising the Fixed Rate Group will be secured by first, second and third liens with respect to the related Mortgaged Properties and will bear fixed rates of interest. Substantially all of the Initial Mortgage Loans comprising the Adjustable Rate Group will be secured by first liens on the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related mortgage notes. The Class A-1 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-2 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

                                FIXED RATE GROUP

                           TYPE OF MORTGAGED PROPERTY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                                OCCUPANCY STATUS
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                                PRIORITY OF LIEN
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                           ORIGINAL TERM TO MATURITY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                           REMAINING TERM TO MATURITY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                       ORIGINATORS OF THE MORTGAGE LOANS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           TYPE OF MORTGAGED PROPERTY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                                OCCUPANCY STATUS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                                PRIORITY OF LIEN

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           ORIGINAL TERM TO MATURITY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           REMAINING TERM TO MATURITY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES
                               AS OF CUT-OFF DATE

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                             RANGE OF GROSS MARGINS
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                        RANGE OF MINIMUM MORTGAGE RATES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                       ORIGINATORS OF THE MORTGAGE LOANS
                              [INSERT TABLE HERE]

                                    ANNEX B

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage
Pass-Through Certificates, Series 199[       ]-[       ] (the "Global
Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between participants of Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Second market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participants or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to United States federal income tax, regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.